                                                                  Exhibit 10(e)






                              CREDIT AGREEMENT

                           Dated September 13, 1989











                                By and Between

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                     and

                              TCA CABLE TV INC.

                                                          Table of Contents


ARTICLE I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
   Section 1.01. Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
                 "Acquisition"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
                 "Acquisition Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
                 "Acquisition Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
                 "Adjusted CD Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
                 "Adjusted CD Rate Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
                 "Adjusted CD Rate Reserve Percentage"  . . . . . . . . . . . . . . . . . . . . . . . .      2
                 "Adjusted Operating Cash Flow" . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
                 "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
                 "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 "Alternate Base Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 "Alternate Base Rate Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 "Applicable Lending Office"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 "Assumption Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 "Bank" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 "Basic Subscribers"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 "Basic Subscriber Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 "Borrowing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 "Borrowing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 "Business Day"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 "Calculation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 "Calculation Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 "Capital Expenditures" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 "Capital Lease"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Capitalized Lease Obligations"  . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Cash Equivalents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "CATV System"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Certificates of Deposit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Closing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Closing Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Commitment"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Common Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Consolidated Debt Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 "Contingent Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "Conversion Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "Cooke Cablevision"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "Cooke Franchise Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "Covenant Not to Compete Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "Default" . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "Dollars" and "$"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

                 "Domestic Lending Office"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "ERISA Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "Eurocurrency Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 "Eurodollar Event" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 "Eurodollar Lending Office"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 "Eurodollar Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 "Eurodollar Rate Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 "Eurodollar Rate Reserve Percentage" . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 "Facility I Borrowing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 "Facility I Commitment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 "Facility I Commitment Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Facility I Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Facility I Note"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Facility II Borrowing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Facility II Commitment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Facility II Commitment Reduction Date"  . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Facility II Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Facility II Note" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "FCC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Federal Communications Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Federal Funds Effective Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 "Financial Statements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "First Chicago"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "First Chicago Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "First City" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "First City Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "Fiscal Year"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "Fixed Charge Coverage Ratio"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "Fixed Charges"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "Floating Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 "Franchise Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 "Funded Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 "Funding Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 "Governmental Authority" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 "Governmental Requirement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 "Guaranty" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
                 "Highest Lawful Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
                 "Homes Passed" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
                 "Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
                 "Indemnified Parties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
                 "Initial Acquisition"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

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
                 "Initial Franchise Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
                 "Interest Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
                 "Investment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
                 "Lease"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
                 "Leverage Premium" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
                 "Lien" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Loan Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Loan Origination Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Management" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Management Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Margin Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Material Adverse Effect"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Material Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Material Franchise Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Multiemployer Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
                 "Multiple Employer Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 "Net Income" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 "Net Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 "Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 "Notice of Borrowing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 "Notice of Facility I Borrowing" . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 "Notice of Facility II Borrowing"  . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 "Operating Cash Flow"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
                 "Other Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "Other Senior Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "Other Senior Debt Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "Other Taxes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "PBGC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "PBGC Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "Permits"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "Permitted Debt" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "Permitted Liens"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
                 "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
                 "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
                 "Property" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
                 "Prudential" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                 "Prudential Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                 "Regulation G", "Regulation T", "Regulation U" and "Regulation X"  . . . . . . . . . .     18
                 "Reportable Event" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                 "Responsible Officer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                 "Seller" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                 "Subject Transactions" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                 "Subsequent Acquisition" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

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
                 "Subsidary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
                 "Taxes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                 "Termination Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                 "Termination Event"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                 "Type of Facility I Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                 "Type of Facility II Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                 "Wholly-Owned Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                 "Withdrawal Liability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
     Section 1.02.  Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19

ARTICLE II. AMOUNT AND TERMS OF THE FACILITY I LOANS  . . . . . . . . . . . . . . . . . . . . . . . . .     20
     Section 2.01.  Facility I Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
     Section 2.02.  Facility I Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
     Section 2.03.  Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
     Section 2.04.  Borrowing Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
     Section 2.05.  Reduction of Facility I Commitment  . . . . . . . . . . . . . . . . . . . . . . . .     22
     Section 2.06.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
     Section 2.07.  Treatment of Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
     Section 2.08.  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23

ARTICLE III. AMOUNT AND TERMS OF THE FACILITY II LOANS  . . . . . . . . . . . . . . . . . . . . . . . .     23
     Section 3.01.  Facility II Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
     Section 3.02.  Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
     Section 3.03.  Facility II Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
     Section 3.04.  Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
     Section 3.05.  Borrowing Procedure for Facility II Loans   . . . . . . . . . . . . . . . . . . . .     25
     Section 3.06.  Reduction of Facility II Commitment   . . . . . . . . . . . . . . . . . . . . . . .     25

ARTICLE IV. INTEREST RATE DETERMINATION; EURODOLLAR RATE LOANS; INCREASED COSTS, ETC. . . . . . . . . .     26
     Section 4.01.  Interest Rate Determination   . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
     Section 4.02.  Eurodollar Rate Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
     Section 4.03.  Change of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
     Section 4.04.  Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
     Section 4.05.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
     Section 4.06.  Capital Adequacy Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . .     29

ARTICLE V. PREPAYMENTS; PAYMENTS; ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
     Section 5.01.  Payment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
     Section 5.02.  Optional Prepayments on the Loans   . . . . . . . . . . . . . . . . . . . . . . . .     31
     Section 5.03.  Mandatory Prepayments on the Loans  . . . . . . . . . . . . . . . . . . . . . . . .     31
     Section 5.04.  Place and Time of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31

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
ARTICLE VI. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
     Section 6.01. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32

ARTICLE VII. CONDITIONS OF LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33
     Section 7.01.  Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33
     Section 7.02.  Conditions Precedent to Certain Borrowings  . . . . . . . . . . . . . . . . . . . .     38
     Section 7.03.  Conditions Precedent to Borrowings Which Do Not Increase
                      Principal Amount Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . .     38

ARTICLE VIII. REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     Section 8.01.  Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     Section 8.02.  Corporate Power and Authorization . . . . . . . . . . . . . . . . . . . . . . . . .     39
     Section 8.03.  Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
     Section 8.04.  No Conflict or Resultant Lien . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
     Section 8.05.  Consent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
     Section 8.06.  Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
     Section 8.07.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
     Section 8.08.  Taxes; Governmental Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
     Section 8.09.  Titles, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
     Section 8.10.  Franchise Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
     Section 8.11.  Casualties; Taking of Properties; Insurance . . . . . . . . . . . . . . . . . . . .     42
     Section 8.12.  ERISA  . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
     Section 8.13.  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     Section 8.14.  Investment Company Act . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . .     44
     Section 8.15.  Public Utility Holding Company Act . . . . . .  . . . . . . . . . . . . . . . . . .     44
     Section 8.16.  Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     Section 8.17.  Insider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     Section 8.18.  Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     Section 8.19.  Acquisition Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
     Section 8.20.  Transfer of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
     Section 8.21.  Quality of CATV System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
     Section 8.22.  Certain Regulatory Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .     45

ARTICLE IX. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
     Section 9.01.  Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . . . . .     45
     Section 9.02.  Taxes and Other Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
     Section 9.03.  Maintenance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
     Section 9.04.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
     Section 9.05.  Reimbursement of Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
     Section 9.06.  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
     Section 9.07.  Right of Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
     Section 9.08.  ERISA Information and Compliance  . . . . . . . . . . . . . . . . . . . . . . . . .     49
     Section 9.09.  Compliance with Material Franchise Agreements . . . . . . . . . . . . . . . . . . .     50

ARTICLE X. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
     Section 10.01.  Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
     Section 10.02.  Liens    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
     Section 10.03.  Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
     Section 10.04.  Dividends, Distributions and Redemptions   . . . . . . . . . . . . . . . . . . . .     52
     Section 10.05.  Sale or Other Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . .     52
     Section 10.06.  Merger and Acquisition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
     Section 10.07.  Sale-Leaseback   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     Section 10.08.  Sale or Discount of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .     54
     Section 10.09.  Supply and Purchase Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     Section 10.10.  Use of Proceeds    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     Section 10.11.  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     Section 10.12.  Change of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     Section 10.13.  Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
     Section 10.14.  Certain Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
     Section 10.15.  Limitation On Margin Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . .     55

ARTICLE XI. EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56
     Section 11.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56
     Section 11.02.  Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     59

ARTICLE XII. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     59
     Section 12.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     59
     Section 12.02.  Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
     Section 12.03.  No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
     Section 12.04.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
     Section 12.05.  Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62
     Section 12.06.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     62
     Section 12.07.  Assignments and Participations . . . . . . . . . . . . . . . . . . . . . . . . . .     62
     Section 12.08.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
     Section 12.09.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
     Section 12.10.  Limitation on Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63

                                CREDIT AGREEMENT

                 This Credit Agreement, dated as of September 13, 1989, is between TCA CABLE TV INC., a Texas corporation (the "Borrower") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"). In consideration of the mutual covenants herein contained, the Borrower and the Bank agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Acquisition" means an Initial Acquisition or a Subsequent Acquisition, as the case may be.

                 "Acquisition Agreement" means that certain Asset Purchase and Sale Agreement between the Borrower and Cooke Cablevision dated as of July 14, 1989, together with any and all amendments thereto, as in effect on the Funding Date.

                 "Acquisition Documents" means (i) with respect to the Initial Acquisition, the Acquisition Agreement, the Management Agreement, the Assumption Agreement and the Covenant Not to Compete Agreement and (ii) with respect to any Subsequent Acquisition. any purchase agreement executed by the Borrower in connection with such Acquisition, and each of the other material agreements attached thereto or otherwise executed in connection therewith or pursuant thereto.

                 "Adjusted CD Rate" means with respect to an Alternate Base Rate Loan or an Adjusted CD Rate Loan comprising part of the same Borrowing, an interest rate per annum determined by the Bank to be equal to the sum of (a) the rate per annum obtained by dividing (i) the average rate of interest determined by the Bank to be the bid rate per annum, on such date, of at least two (2) certificate of deposit dealers of recognized standing selected by the Bank for the purchase at face value of (x) 90 Day Certificates of Deposit in the case of the Adjusted CD Rate determination under the Alternate Base Rate, and (y) Certificates of Deposit for a period equal to the applicable Interest Period in the case of the Adjusted CD Rate determination for an Adjusted CD Rate Loan, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period, plus (b) the annual assessment rate estimated by the Bank on such date determined by the then current annual assessment payable by the Bank to the Federal Deposit Insurance Corporation for such Corporation's insuring Dollar deposits of the Bank in the United States, expressed as a percentage.

                 "Adjusted CD Rate Loan" means a Loan that is designated as such in a Notice of Borrowing.

                 "Adjusted CD Rate Reserve Percentage" for the Interest Period for each Alternate Base Rate Loan or Adjusted CD Rate Loan means the reserve percentage applicable on the first day of the applicable Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) applicable, or to become applicable (x) during the next following 90 day period in the case of the Adjusted CD Rate determination under the Alternate Base Rate, and (y) for a period equal to the applicable Interest Period in the case of the Adjusted CD Rate determination for an Adjusted CD Rate Loan, as the case may be, to the Certificates of Deposit used in the calculation of the Adjusted CD Rate for such Interest Period.

                 "Adjusted Operating Cash Flow" means Operating Cash Flow for any period, adjusted in the event of an Acquisition, to give effect to such Acquisition, as if such Acquisition had occurred on the first day of any period of calculation, by adding to Operating Cash Flow, if positive, or subtracting from Operating Cash Flow, if negative, the actual Operating Cash Flow of the newly acquired Person or CATV system or derived from such Person or CATV system during such period prior to the date of Acquisition. In the event of a sale, transfer or other disposition by the Borrower or any Subsidiary of a Subsidiary or all or substantially all of a CATV system during any period, Operating Cash Flow shall be adjusted to give effect to such sale, transfer or other disposition as if it had occurred on the first day of any period of calculation, by excluding from Operating Cash Flow of the Borrower or such Subsidiary all Operating Cash Flow of the Subsidiary or Operating Cash Flow derived from such CATV system being sold, transferred or disposed of, for the period during which such sale, transfer or other disposition occurred. For purposes of calculation by the Borrower of financial covenants hereunder, Adjusted Operating Cash Flow shall be determined on a consolidated basis by reference to the financial statements provided hereunder.

                 "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or under common control with another Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

                 "Agreement" means this Credit Agreement between the Borrower and the Bank, as it may be modified or amended from time to time in accordance with the provisions of Section 12.01 hereof.

                 "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the greater of (a) the Floating Rate (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days, as the case may be) in effect on such day;
(b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% (1/2%); or (c) the Adjusted CD Rate in effect for such day plus one and one-quarter percent (1-1/4%). For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Bank shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be the greater of (a) the Floating Rate or (b) the Adjusted CD Rate plus one and one-quarter percent (1-1/4%) until the circumstances giving rise to such inability no longer exist.

                 "Alternate Base Rate Loan" means a Loan that is designated as such in a Notice of Borrowing.

                 "Applicable Lending Office" means, with respect to the Bank, the Bank's Domestic Lending Office in the case of an Alternate Base Rate Loan or an Adjusted CD Rate Loan and the Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                 "Assumption Agreement" means that certain Assumption Agreement to be entered into between the Borrower and Cooke Cablevision pursuant to the Acquisition Agreement.

                 "Bank" has the meaning specified in the preamble hereto.

                 "Basic Subscribers" shall mean all of the following which are receiving basic cable television service provided by the CATV Systems: (a) private residential customer accounts (including those of employees of the Borrower and its Affiliates and regardless whether in single family homes or in individually billed units in multi-unit buildings, but excluding "second connects" or "additional outlets" as such terms are commonly understood in the cable television industry), each of which shall be counted as one Basic Subscriber; and (b) commercial and bulk-billed accounts, such as hotels, motels. apartment houses and multifamily homes, provided that the number of Basic Subscribers serviced by each commercial or bulk-billed account shall be determined as the quotient of the monthly basic service revenue derived from such commercial or bulk-billed account (excluding any charges for taxes or other nonrecurring items) divided by the applicable Basic Subscriber Rate.

                 "Basic Subscriber Rate" shall mean the predominant monthly fees and charges derived from the provision of "basic service" (as such term is commonly understood in the cable television industry and excluding any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment) charged to customers.

                 "Borrowing" means a Facility I Borrowing or a Facility II Borrowing.

                 "Borrowing Date" means the Business Day on which a Borrowing is made.

                 "Business Day" means a day (i) other than Saturday and Sunday and other than any other day on which banks are required or authorized to close in New York City or Houston and (ii) if the applicable Business Day relates to any Eurodollar Rate Loan, on which dealings are carried on in the interbank market selected by the Bank for purposes of setting the Eurodollar Rate.

                 "Calculation Date" means the last day of each fiscal quarter of the Borrower.

                 "Calculation Period" means the most recent twelve month accounting period of the Borrower ending with the month which is immediately prior to the month in which the date of calculation occurs.

                 "Capital Expenditures" shall mean, for any period, (i) the aggregate of all expenditures (paid in cash during such period and including cash payments under Capitalized Lease Obligations entered into after the date hereof) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower and its Subsidiaries to the extent of (A) the gross amount of such purchase price less (B) the cash proceeds or trade-in credit of the equipment being traded in at such time), but (ii) excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

                 "Capital Lease" means any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the lessee.

                 "Capitalized Lease Obligations" of any Person means all obligations of such Person, as lessee, under leases which should, in accordance with GAAP, be recorded as Capital Leases.

                 "Cash Equivalents" means Investments of the kind described in
Section 10.03(b) hereof.

                 "CATV System" means the cable television distribution system owned and operated, directly or indirectly, by the Borrower or any Subsidiary that receive television and radio signals by antenna, microwave transmission or satellite transmission and which amplify such signals and distribute them via coaxial or fiber optic cable.

                 "Certificates of Deposit" means certificates of deposit for the applicable period issued by the principal office of the Bank, in principal amount approximately equal or comparable to the principal amount of the Alternate Base Rate Loan or the Adjusted CD Rate Loan, as the case may be, to which the Alternate Base Rate or the Adjusted CD Rate, respectively, is applicable.

                 "Closing" means the execution of this Agreement by the Bank and the Borrower.

                 "Closing Date" means the date of the execution of this Agreement.

                 "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

                 "Commitment" means, with respect to the Bank, an amount equal to the Bank's Facility I Commitment or Facility II Commitment, as the case may be, as adjusted in accordance with Sections 2.05, 3.06 and 12.07 hereof.

                 "Common Stock" means the Common Stock, par value $.10 per share, of the Borrower and all other shares of the Borrower having ordinary voting power.

                 "Consolidated Debt Service" means for any period the sum of
(a) all scheduled interest payments required to be made by the Borrower and its Subsidiaries on a consolidated basis with respect to Indebtedness of the Borrower and its Subsidiaries during any period and (b) the sum of (i) scheduled principal payments or scheduled prepayments required to effect reductions in the Commitment or in Funded Debt plus (ii) scheduled payments on Capital Leases to the extent such payments could not be refinanced under this Agreement as of the date any such payment is due. For purposes of this calculation, interest which is subject to fluctuation or change during any twelve (12) month period will be calculated at the rate at which interest accrued on such Indebtedness on the day of calculation.

                 "Contingent Liabilities" means the liabilities described in clause (iv) of the definition of "Indebtedness" contained in this Section 1.01.

                 "Conversion Date" means the second anniversary of the Closing Date or if such date is not a Business Day, the Business Day next preceding such second anniversary.

                 "Cooke Cablevision" means collectively (i) Jack Kent Cooke Incorporated, a Nevada corporation, (ii) Cooke Media Group Inc., a Nevada corporation, (iii) Cooke BCS Communications, Inc.; (iv) Cooke South Central Communications, Inc.; (v) Pacific Telatronics, Inc., and (iv) Cooke Cablevision, Inc.

                 "Cooke Franchise Agreements" means the franchise agreements or other similar agreements to be assigned to the Borrower or its Subsidiaries pursuant to the Acquisition Agreement as more particularly described on
Exhibit 4.8(b) to the Acquisition Agreement.

                 "Covenant Not to Compete Agreement" means the Covenant Not to Compete to be entered into between the Borrower and Cooke Cablevision pursuant to the Acquisition Agreement.

                 "Default" means any event which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

                 "Dollars" and "$" means the lawful money of the United States of America.

                 "Domestic Lending Office" means with respect to the Bank, the office of the Bank specified as its "Domestic Lending Office" under its name on the signature page hereof or such other office of the Bank as the Bank may from time to time specify by notice to the Borrower.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

                 "ERISA Affiliate" means any Subsidiary or trade or business (whether or not incorporated) which is a member of a controlled group of which the Borrower is a member or which is under common control within the meaning of
Section 414 of the Code (such rules and regulations shall also be deemed to apply to foreign corporations and entities).

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Event" has the meaning specified in
Section 4.03(a) hereof.

                 "Eurodollar Lending Office" means, with respect to the Bank, the office of the Bank specified as its "Eurodollar Lending Office" under its name on the signature page hereof (or, if no such office is specified, its Domestic Lending Office) or such other office of the Bank as the Bank may from time to time specify in writing to the Borrower.

                 "Eurodollar Rate" means with respect to the applicable Interest Period in effect for each Eurodollar Rate Loan comprising part of the same Borrowing, the per annum rate of interest obtained by dividing: (i) the annual rate of interest (rounded upward to the nearest whole multiple of whole multiple of 1/100 of 1%, if such average is not such a multiple) determined by the Bank, at or before 10:00 A.M. Houston time (or as soon thereafter as practicable), on the second Business Day prior to the first day of such Interest Period, to be the annual rate of interest at which deposits of Dollars are offered to the Bank or, at the Bank's option, offered to an Affiliate of the Bank, by prime banks in whatever Eurodollar interbank market may be selected by the Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in such market for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period in an amount equal (or as nearly equal as may be) to an amount equal to such Eurodollar Rate Loan; by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                 "Eurodollar Rate Loan" means a Loan that is designated as such in a Notice of Borrowing.

                 "Eurodollar Rate Reserve Percentage" of the Bank for any Interest Period for any Eurodollar Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                 "Event of Default" has the meaning specified in Section 11.01 hereof.

                 "Facility I Borrowing" means a borrowing under Article II hereof consisting of one Facility I Loan of the same Type of Facility I Loan from the Bank.

                 "Facility I Commitment" has the meaning specified in
Section 2.01 hereof.

                 "Facility I Commitment Fee" has the meaning specified in
Section 2.06 hereof.

                 "Facility I Loan" has the meaning specified in Section 2.01 hereof. Each Facility I Loan shall be an Alternate Base Rate Loan, an Adjusted CD Rate Loan or a Eurodollar Rate Loan. Each of these three categories of Facility I Loans constitutes a "Type of Facility I Loan."

                 "Facility I Note" has the meaning specified in Section 2.02 hereof, including any renewal, extension, modification or rearrangement of the Facility I Note.

                 "Facility II Borrowing" means a Borrowing under Article III hereof consisting of one Facility II Loan of the same Type of Facility II Loan from the Bank.

                 "Facility II Commitment" has the meaning specified in Section
3.01 hereof.

                 "Facility II Commitment Reduction Date" has the meaning specified in Section 3.06(a) hereof.

                 "Facility II Loan" has the meaning specified in Section 3.01 hereof. Each Facility II Loan shall be an Alternate Base Rate Loan, an Adjusted CD Rate Loan or a Eurodollar Rate Loan. Each of these three categories of Facility II Loans constitutes a "Type of Facility II Loan."

                 "Facility II Note" has the meaning specified in Section 3.03 hereof, including any renewal, extension, modification or rearrangement of the Facility II Note.

                 "FCC" means the Federal Communications Commission or any successor governmental agency thereto.

                 "Federal Communications Act" means the Federal Communications Act of 1934, including the Cable Communications Policy Act of 1984, each as amended, and including all rules and regulations thereunder.

                 "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal fund transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

                 "Financial Statements" means the financial statements which have been delivered to the Bank pursuant to Section 8.06 and the financial statements required to be delivered pursuant to Sections 9.01(a) and 9.01(b).

                 "First Chicago" means The First National Bank of Chicago.

                 "First Chicago Documents" means (a) an Amended and Restated Revolving Credit and Term Loan Agreement to be entered into by and between the Borrower and First Chicago governing the terms of an unsecured $50,000,000 loan to be made by First Chicago to the Borrower, and (b) the promissory notes to be issued thereunder.

                 "First City" means First City, Texas - Tyler, N.A.

                 "First City Documents" means a Loan Agreement to be entered into by and between the Borrower and First City governing the terms of an unsecured $10,000,000 loan to be made by the Borrower to First City and the promissory note issuable pursuant to such loan agreement.

                 "Fiscal Year" means the fiscal year of the Borrower, which shall be the twelve (12) month period ending on October 31 in each year or such other twelve (12) month period as the Borrower may designate and the Bank may approve in writing, which approval will not be unreasonably withheld.

                 "Fixed Charge Coverage Ratio" means, for any period, the quotient obtained by dividing (i) Adjusted Consolidated Operating Cash Flow calculated for the preceding twelve month period, by (ii) Fixed Charges incurred over the preceding twelve month period.

                 "Fixed Charges" means, without duplication, for any period,
(i) the amounts for such period of interest expense, plus (ii) the amounts of scheduled principal payments and prepayments made in the twelve (12) month period preceding any date of determination, required to effect reductions in the Commitment or in Funded Debt, plus (iii) Capital Expenditures made in such period, plus (iv) cash dividends paid during such period, plus (v) taxes paid in cash in such period.

                 "Floating Rate" shall mean, as of a particular date, the prime rate most recently announced by the Bank and thereafter entered in the minutes of the Bank's Loan and Discount Committee. Without notice to the Borrower or any other Person, the Floating Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. The Floating Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above or below the Floating Rate.

                 "Franchise Agreements" shall mean the Initial Franchise Agreements and all franchise agreements or other similar agreements of any Person transferred to the Borrower pursuant to any Subsequent Acquisition, or at a date subsequent to the Closing Date from Cooke Cablevision.

                 "Funded Debt" means all Indebtedness of a Person which matures more than one year from the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, by its terms or by the terms of any instrument or agreement relating thereto, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of any Funded Debt required to be paid or prepaid within one year from the date of determination of the existence of any such Funded Debt. The term "Funded Debt" also includes Capitalized Lease Obligations of the Borrower for such period determined in accordance with GAAP.

                 "Funding Date" means the date on which, and the time at which, the Initial Acquisition becomes effective.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, any arbitration panel, any court or any commission.

                 "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal, parish, provincial or other government or any department, commission, board, court, agency or any other instrumentality of any of them.

                 "Guaranty" means, in respect of any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of another Person, including, without limitation, by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to maintain financial covenants, or to assure the payment of such Indebtedness by an agreement to make payments in respect of goods or services regardless of whether delivered, or otherwise, provided that the term "Guaranty" shall not include endorsements for deposit or collection in the ordinary course of business; and such term when used as a verb shall have a correlative meaning.

                 "Highest Lawful Rate" means, with respect to the Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes payable to the Bank or on other amounts due to the Bank, if any, pursuant to this Agreement under laws applicable to the Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                 "Homes Passed" shall mean the total of (a) the number of single family residences capable of being serviced without further line construction, (b) the number of units in multi-family residential buildings capable of being serviced without further line construction and not then governed by bulk service agreements, and (c) the number of then current bulk service agreements regardless of the number of units serviced or the equivalent billing units.

                 "Indebtedness" means (without duplication), for any Person,

                 (i) all indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services, except indebtedness which is owing to trade creditors in the ordinary course of business and which is due within 90 days after the original invoice date;

                 (ii) Indebtedness of the kind described in clause (i) of this definition which is secured by (or for which the holder of such Indebtedness has any existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such Indebtedness or obligations;

                 (iii)    Capitalized Lease Obligations of such Person; and

                 (iv) all Guaranties or other contingent liabilities (other than endorsements for collection in the ordinary course of business), direct or indirect, with respect to Indebtedness (of the kind described in clause (i), (ii) or (iii) of this definition) of another Person, through an agreement or otherwise, including, without limitation,

                 (A) any endorsement not for collection in the ordinary course of business or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a Guaranty in respect of any such Indebtedness;

                 (B) any agreement (1) to purchase, or to advance or supply funds for the payment or purchase of, any such Indebtedness, (2) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in order to enable such other Person to pay any such Indebtedness or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (3) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in order to enable such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation;

                 (C) obligations of such Person to the counterparty under foreign currency "hedging" contracts and interest rate contracts (including without limitation liquidated damages specified therein) arising by reason of a default or breach (however defined) by such Person thereunder, net of amounts to be paid to such Person from such counterparty thereunder; and

                 (D)      obligations under surety, appeal or customs bonds.

                 "Indemnified Parties" has the meaning set forth in Section 12.04(a) hereof.

                 "Initial Acquisition" means the acquisition by the Borrower of certain Systems as defined in the Acquisition Agreement.

                 "Initial Franchise Agreements" means the franchise agreements or other similar agreements to which the Borrower and its Subsidiaries are parties as of the Closing Date and the Cooke Franchise Agreements to be assigned to the Borrower or its Subsidiaries pursuant to the Acquisition Documents.

                 "Interest Period" means, with respect to each Loan, the period commencing on the Borrowing Date for such Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of an Alternate Base Rate Loan, a period of not less than 30 days and not to exceed 90 days;
(b) in the case of an Adjusted CD Rate Loan, 30, 60, 90 or 180 days; and (c) in the case of a Eurodollar Rate Loan, 1, 2, 3 or 6 months, provided, however, that:

                 (i) no Interest Period shall end on a date after the Termination Date;

                 (ii) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration, and

                 (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Loan, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the Business Day next preceding the day that otherwise would be the last day of such Interest Period.

                 "Investment" of any Person means any direct or indirect investment, loan or advance by such Person (other than receivables owed to the Borrower in the ordinary course of business) whether by means of stock purchase, loan, advance or otherwise.

                 "Lease" means, as applied to any Person, any operating lease other than a Capital Lease of any Property (whether real, personal or mixed) by that Person as lessee, together with all renewals, extensions and options thereon, and all substitutions therefor.

                 "Leverage Premium" means the following percentage to be added with respect to the Loans to the Adjusted CD Rate, the Alternate Base Rate or the Eurodollar Rate so long as no Default or Event of Default shall have occurred and be continuing beginning on September 30, 1990:


If the ratio of the aggregate
Indebtedness of the Borrower and
its Subsidiaries to Consolidated                   The Leverage Premium to be
Operating Cash Flow determined                     added with respect to the
as of any Calculation Date is:                     Loans set forth below is:
- ------------------------------                     -------------------------
Less that 4.0 to 1.0                               -0-

Greater than or equal to 4.0 to 1.0                1/8 of 1%


The applicable Leverage Premium shall be computed by the Bank based on the financial statements of the Borrower on the forty-fifth (45th) day following each Calculation Date and such Leverage Premium shall become effective with respect to each Loan requested by the Borrower on each such date of computation, and shall remain in effect for a period of ninety (90) successive days, including the date of computation. Promptly after each such date of computation, the Bank shall notify the Borrower of the applicable Leverage Premium.

                 "Lien" means any claim, mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof), or the interest of the lessor under any Capital Lease.

                 "Loan Documents" means this Agreement, all Notes and any and all agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person guaranteeing, securing or otherwise supporting payment or performance of any Note, this Agreement or any other Loan Document, as they may be renewed, modified or amended from time to time.

                 "Loan Origination Fee" shall have the meaning set forth in
Section 2.06(b).

                 "Loans" means, collectively, the Facility I Loans and the Facility II Loans.

                 "Management" means any vice president, president or chief executive officer of the Borrower or any of its Subsidiaries.

                 "Management Agreement" means the Management Agreement to be entered into between Texas Telecable, Inc. and Cooke South Central Communications, Inc. pursuant to the Acquisition Agreement.

                 "Margin Stock" shall mean "margin stock" as defined in Regulation U.

                 "Material Adverse Effect" means any material adverse effect on
(i) the financial condition, business, properties or operations of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement, or any Note or any other Loan Document on a timely basis.

                 "Material Agreements" shall mean, as of any date, any agreements, contracts or instruments which are material to the business, operations or financial condition of the Borrower and its Subsidiaries as of such date. Material Agreements shall not include the Franchise Agreements or licenses or other similar agreements executed in connection with the Franchise Agreements.

                 "Material Franchise Agreements" shall mean Franchise Agreements in connection with CATV Systems constituting 10% or more at any time of aggregate Basic Subscribers of the Borrower and its Subsidiaries.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) to which the

Borrower or any ERISA Affiliate is making or accruing or has made or accrued an obligation to make contributions.

                 "Multiple Employer Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA, to which Borrower or any ERISA Affiliate and an employer other than an ERISA Affiliate or Borrower contribute.

                 "Net Income" means net income of any Person, as determined in accordance with GAAP, and with respect to the Borrower and its Subsidiaries shall be determined on a consolidated basis by reference to the financial statements provided hereunder.

                 "Net Proceeds" means with respect to the disposition of any Property of the Borrower or any Subsidiary, including without limitation the disposition of Property permitted by Sections 10.05 and 10.08 hereof, all proceeds realized from such disposition after deducting: (i) any withholding taxes arising from the disposition of assets located outside of the United States; (ii) the ordinary and customary out- of- pocket costs of such disposition (taking into account the limitations imposed by Section 10.12);
and (iii) amounts applied to the repayment of Indebtedness secured by Liens permitted under Section 10.02(b). "Net Proceeds" shall also include proceeds of insurance with respect to an actual or constructive loss of Property, an agreed or compromised loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of property under the power of eminent domain.

                 "Notes" means, collectively, the Facility I Note and the Facility II Note. "Note" means any such note individually.

                 "Notice of Borrowing" means either a Notice of Facility I Borrowing or a Notice of Facility II Borrowing.

                 "Notice of Facility I Borrowing" has the meaning specified in
Section 2.04(a) hereof.

                 "Notice of Facility II Borrowing" has the meaning specified in
Section 3.05(a) hereof.

                 "Operating Cash Flow" means for any period (i) Net Income, adjusted for (w) any gain or loss arising from the sale of capital assets; (x) earnings and losses of a subsidiary or an Affiliate that is less than 49% owned (to the extent such earnings or losses are taken into account in arriving at Net Income) and; (y) interest income; and (z) extraordinary items; plus to the extent deducted in arriving at Net Income (ii) depreciation and amortization, interest expense for such period, deferred taxes and any other non-cash charges. For purposes of calculation by the Borrower of financial covenants hereunder, Operating Cash

Flow shall be determined on a consolidated basis by reference to the financial statements provided hereunder.

                 "Other Indebtedness" means all of the Indebtedness of the Borrower and its Subsidiaries other than the Indebtedness evidenced by the Notes.

                 "Other Senior Debt" means the unsecured Indebtedness evidenced by the Prudential Documents, the First City Documents and the First Chicago Documents, as the same may be amended from time to time.

                 "Other Senior Debt Documents" means the Prudential Documents, the First City Documents and the First Chicago Documents, and any and all other material agreements and instruments executed and delivered by the Borrower or any other Person in connection with the transactions connected therewith, as they may be renewed, modified or amended from time to time.

                 "Other Taxes" has the meaning specified in Section 6.01(b) hereof.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "PBGC Plan" means any Plan subject to Title IV of ERISA.

                 "Permits" has the meaning specified in Section 8.18 hereof.

                 "Permitted Debt" has the meaning specified in Section 10.01 hereof.

                 "Permitted Liens" means:

                 (a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings, provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower and its Subsidiaries by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

                 (b) non-consensual Liens imposed by operation of law such as landlord liens for rent not yet due and payable and those for materialmen, mechanics, warehousemen, carriers, employees, workmen and repairmen, for current wages or accounts payable not yet delinquent and arising in the ordinary course of business, provided, however that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower and its Subsidiaries by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

                 (c) easements, rights-of-way, restrictions and other similar Liens or imperfections to title which do not materially interfere with the occupation, use and employment by the Borrower and its Subsidiaries of the Property encumbered thereby or materially impair the value of such Property subject thereto and none of which are violated by existing or proposed improvements or land use of such Property;

                 (d) deposits for workers' compensation and unemployment insurance;

                 (e) Liens arising out of or in connection with any litigation or other legal proceeding which is being contested in good faith by appropriate proceedings, provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower and its Subsidiaries by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed; provided that the aggregate amount of all claims secured by such Liens shall not exceed $500,000 at any time outstanding;

                 (f) Leases of equipment and inventory in the ordinary course of business;

                 (g) Liens on cables and other property affixed to transmission poles and in conduits under agreements with public utility companies, municipalities or other lessors permitting the Borrower or a Subsidiary to use transmission poles and conduits of such person in distributing its cable television signals; and

                 (h) Liens arising under Franchise Agreements to secure the performance of the Borrower or one of its Subsidiaries under such Franchise Agreement or incurred in connection with obtaining a performance bond required by any Franchise Agreement.

                 "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, association, joint stock company, government or any agency or political subdivision thereof or any other entity.

                 "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA in which any personnel of Borrower or an ERISA Affiliate participate or have participated, excluding any Multiemployer Plan, but including any such plan established or maintained by Borrower or any ERISA Affiliate, or to which Borrower or any ERISA Affiliate has an obligation (whether or not current or contingent) to contribute (or any similar type of plan established or regulated under the laws of any foreign country).

                 "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, whether owned or leased and whether tangible or intangible and whether now held or hereafter acquired.

                 "Prudential" means the Prudential Insurance Company of America.

                 "Prudential Documents" means (a)(i) that certain Note
Purchase Agreement dated June 2, 1987, by and between the Borrower and Prudential, and (ii) the promissory note in the amount of $20,000,000 issued thereunder, (b)(i) that certain Note Purchase Agreement dated December 21,
1987 by and between the Borrower and Prudential, and (ii) the promissory note in the amount of $25,000,000 issued thereunder, and (c) a Note Agreement to be entered into by and between the Borrower and Prudential related to the issuance of $100,000,000 principal amount of the Borrower's 9% unsecured senior notes, and (ii) the promissory notes to be issued thereunder.

                 "Regulation G", "Regulation T", "Regulation U" and "Regulation X" mean Regulations G, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation G, T, U or X and having substantially the same function.

                 "Reportable Event" shall mean any event described in Section 4043 subsections (b)(7) and (b)(9)) of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for thirty-day notice to the PBGC under such regulations).

                 "Responsible Officer" means, with respect to any Person, any officer of such Person having substantial responsibility for financial, accounting or executive management affairs.

                 "Seller" means as to the Initial Acquisition, Cooke Cablevision, and as to any subsequent Acquisition, the seller of the property being purchased by, or exchanged for property of, the Borrower or any Subsidiary.

                 "Subject Transactions" has the meaning set forth in Section 12.04(b) hereof.

                 "Subsequent Acquisition" means the acquisition of cable television franchises, whether by purchase of all or substantially all of the assets of any other Person, or the purchase of capital stock of any other Person, or otherwise, other than the Initial Acquisition, from and after the Funding Date through and including the Termination Date.

                 "Subsidiary" means any corporation of which the Borrower or any Subsidiary, either directly or indirectly, owns at the time more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (whether or not at the time stock of any other class or classes of such corporation shall have, or might have, voting power by reason of the happening of any contingency), and shall include any such corporation which shall become a Subsidiary after the date hereof.

                 "Taxes" has the meaning specified in Subsection 6.01(a) hereof.

                 "Termination Date" means, as applicable, (i) with respect to the Facility I Loans, the Conversion Date or (ii) with respect to the Facility II Loans, the seventh anniversary of the Closing Date, or if such date is not a Business Day, the Business Day next preceding such anniversary, and in either event, on any earlier date on which the Facility I Commitment or the Facility II Commitment, as the case may be, shall have been terminated in accordance with this Agreement and (a) all unpaid amounts owing under the Facility I Note or the Facility II Note have been declared due and payable in accordance with this Agreement or (b) all unpaid amounts owing under the Facility I Note or the Facility II Note have been prepaid in accordance with this Agreement.

                 "Termination Event" means (i) a Reportable Event, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a PBGC Plan or a Multiple Employer Plan or the treatment of a plan amendment as a termination under Section 4041(c) of ERISA, or (iv) the institution of proceedings to terminate a PBGC Plan or a Multiple Employer Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any PBGC Plan or a Multiple Employer Plan, or (vi) the occurrence of an event described in Section 4068(f) of ERISA with respect to a PBGC Plan, or (vii) any occurrence similar to any of those referred to in clauses (i) to (vi) above under the applicable laws of a foreign country.

                 "Type of Facility I Loan" has the meaning specified in the definition of "Facility I Loans" contained in this Section 1.01.

                 "Type of Facility II Loan" has the meaning specified in the definition of "Facility II Loans" contained in this Section 1.01.

                 "Wholly-Owned Subsidiary" means any Subsidiary of the Borrower, 100% of the capital stock of which is owned by the Borrower.

                 "Withdrawal Liability" has the meaning specified under Part I of Subtitle E of Title IV of ERISA.

                 Section 1.02. Accounting Principles. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the audited financial statements referred to in Section 8.06 hereof. All financial information delivered to the Bank pursuant to Section 9.01 hereof shall be prepared in accordance with GAAP applied on a basis consistent with those reflected by the initial Financial Statements delivered to the Bank dated as of October 31, 1988, and thereafter, delivered pursuant to Section 9.01, except (i) where such principles are inconsistent with the requirements of this Agreement and (ii) for those changes with which the independent certified public accountants referred to in Section 9.01(a) hereof concur in rendering unqualified certificates as to Financial Statements and as to which changes the Bank has consented, which consent shall not be unreasonably withheld.


                                   ARTICLE II

                    AMOUNT AND TERMS OF THE FACILITY I LOANS

                 Section 2.01. Facility I Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Bank agrees, on the terms and conditions hereinafter set forth, to make revolving credit loans (each a "Facility I Loan" and collectively, the "Facility I Loans") to the Borrower on the Funding Date, and, to the extent set forth in the next succeeding sentence, on any Business Day from and after the Funding Date and prior to the Termination Date, in an aggregate amount not to exceed at any time outstanding an amount equal to $50,000,000 (such amount as it may be reduced from time to time pursuant to Section 2.05 hereof being the Bank's "Facility I Commitment"). Within the limits of the Bank's Facility I Commitment and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under this Agreement.

                 Section 2.02. Facility I Note. On the Closing Date, the Borrower shall execute and deliver to the Bank to evidence the Facility I Loans made by the Bank a promissory note in the form of Exhibit 2.02 hereto payable to the order of the Bank in the amount of the Bank's Facility I Commitment (such promissory note being a "Facility I Note"). Each Facility I Loan shall be due and payable on the last day of the Interest Period therefor and as otherwise provided in the Facility I Note and in this Agreement.

                 Section 2.03. Interest Rates. A Facility I Loan shall bear interest at one of the following rates of interest as selected by the Borrower in its Notice of Facility I Borrowing:

                 (a) Each Alternate Base Rate Loan shall bear interest for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Alternate Base Rate in effect from time to time plus the applicable Leverage Premium, or (ii) the Highest Lawful Rate, which interest shall be due and payable at the times set forth in Section 5.01(b) hereof and as otherwise provided in the Facility I Notes.

                 (b) Each Eurodollar Rate Loan shall bear interest for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Eurodollar Rate plus one-half of one percent (1/2%) plus the applicable Leverage Premium, or (ii) the Highest Lawful Rate. which interest shall be due and payable at the times set forth in
Section 5.01(b) hereof and as otherwise provided in the Facility I Notes.

                 (c) Each Adjusted CD Rate Loan shall bear interest for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Adjusted CD Rate in effect from time to time plus one-half of one percent (1/2%) plus the applicable Leverage Premium, or (ii) the Highest Lawful Rate, which interest shall be due and payable at the times set forth in Section 5.01(b) hereof and as otherwise provided in the Facility I Notes.

                 (d) Any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at a rate per annum equal to the lesser of (i) the Alternate Base Rate in effect from time to time plus two percent (2%), or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand.

                 Section 2.04. Borrowing Procedure.

                 (a) Each Facility I Borrowing shall be made on the Borrower's irrevocable oral or written notice from the Borrower to the Bank (the "Notice of Facility I Borrowing"), requesting that the Bank makes one or more Facility I Loans to the Borrower on a certain Borrowing Date; provided, however, with respect to any oral Notice of Facility I Borrowing, the Borrower shall deliver promptly to the Bank a confirmatory written Notice of Facility I Borrowing. Each Notice of Facility I Borrowing shall be irrevocable and binding on the Borrower. Each such Notice of Facility I Borrowing shall be in the form of Exhibit 7.01(II)(a)(iv)(I) attached hereto and shall specify (i) the amount of each requested Facility I Borrowing; (ii) the Borrowing Date therefor; (iii) the basis of interest applicable to such Facility I Loan (either Alternate Base Rate, Adjusted CD Rate or Eurodollar Rate); and (iv) the Interest Period for each Facility I Loan; provided that there shall not be more than six (6) Interest Periods in effect at any one time with respect to the Facility I Note. Each Notice of Facility I Borrowing shall be given not later than 11:00 A.M. (Houston time) on the third Business Day prior to the Borrowing Date if any Facility I Borrowing consists of Eurodollar Rate Loans, on the second Business Day prior to the Borrowing Date if the Facility I Borrowing consists of Adjusted CD Rate Loans, and on the first Business Day prior to the Borrowing Date if any Facility I Borrowing consists of Alternate Base Rate Loans. Notwithstanding the foregoing, if the Bank shall not have received a Notice of Facility I Borrowing on or before 11:00 A.M. (Houston time) on the first Business Day prior to the last day of any Interest Period with respect to any Facility I Loan, the Borrower shall be deemed to have requested an Alternate Base Rate Loan in the amount of the outstanding principal amount of the Facility I Loan due and payable on such date, for an Interest Period equal to thirty (30) days, commencing on the day succeeding the last day of such Interest Period.

                 (b) Each Facility I Borrowing shall be in an aggregate amount of not less than $1,000,000 or the unused portion of the Commitment, if less, or the outstanding principal balance of any Facility I Loan if less than $1,000,000, as the case may be, and shall consist of Facility I Loans of the same Type of Facility I Loans.

                 (c) No later than 2:00 P.M. (Houston time) on the Borrowing Date specified in the Notice of Facility I Borrowing and upon fulfillment by the Borrower of the applicable conditions precedent set forth in
Article VII hereof, the Bank shall make available to the Borrower at the Bank's Domestic Lending Office, in immediately available funds, an amount equal to each Facility I Borrowing to be made on such Borrowing Date.

                 Section 2.05. Reduction of Facility I Commitment.

                 (a) The Borrower may, upon at least three (3) Business Days' notice to the Bank, terminate in whole or reduce in part the unused portions of the Facility I Commitment of the Bank, provided that each partial reduction of such unused portions shall be in the minimum aggregate amount equal to the lesser of (i) $1,000,000 or (ii) the aggregate amount of such unused portions. Any such termination or reduction of the Facility I Commitment shall be permanent.

                 (b) After a reduction of the Facility I Commitment pursuant to subsection (a) of this Section 2.05, the Facility I Commitment Fee owing to the Bank pursuant to Section 2.06 shall be calculated upon the Facility I Commitment as so reduced. In the event of acceleration of the maturity date of any Loan in accordance with this Agreement, the Facility I Commitment of the Bank shall thereupon automatically terminate without notice. Each reduction and any termination of the Facility I Commitment shall be irrevocable.

                 Section 2.06. Fees.

                 (a) The Borrower agrees to pay to the Bank a commitment fee (the "Facility I Commitment Fee") on the average daily unused portion of the Facility I Commitment, calculated on a daily basis of a 365-day or 366-day year, as the case may be, from the date hereof until the Termination Date at the rate of one-quarter of one percent (1/4%) per annum, such fee to be payable in arrears commencing on October 31, 1989, and thereafter on each January 31, April 30, July 31, and October 31 during the term of the
Facility I Commitment, and on the Conversion Date.

                 (b) On or before the Funding Date the Borrower shall pay to the Bank a Loan Origination Fee (the "Loan Origination Fee") in an amount equal to $100,000.

                 Section 2.07. Treatment of Fees. The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees described herein and expenses otherwise described in this Agreement. Fees shall be payable when due in Houston, Texas in immediately available funds. All fees shall be non-refundable when due to the Bank, including, without limitation those referred to in this Section 2.07, and shall, to the fullest extent permitted by law, bear interest, if not paid when due, at the rate then applicable to past due Alternate Base Rate Loans (but not to exceed the Highest Lawful Rate).

                 Section 2.08. Use of Proceeds. The Borrower agrees that the proceeds of the Facility I Borrowings hereunder shall be used by the Borrower only (a) for general corporate purposes of the Borrower and its Subsidiaries, including working capital, Acquisitions and Capital
Expenditures; (b) to pay a portion of the cash consideration used to effect the transactions contemplated by the Acquisition Agreement; and (c) to refinance certain existing Indebtedness of the Borrower or its Subsidiaries.

                                  ARTICLE III

                   AMOUNT AND TERMS OF THE FACILITY II LOANS

                 Section 3.01. Facility II Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Bank hereby agrees to make term loans to the Borrower on the Conversion Date in an aggregate amount (such amount as it may be reduced from time to time pursuant to Section 3.06 hereof being the Bank's "Facility II Commitment") not exceeding the outstanding and unpaid aggregate principal amount of the Facility I Loans on the Conversion Date, for the sole purpose of paying such principal amount, and thereafter in an aggregate amount not to exceed at any time outstanding an amount equal to the Facility II Commitment from time to time (each a "Facility II Loan" and collectively, the "Facility II Loans"). Within the limits of the Bank's Facility II Commitment and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow (all reborrowings to be for the sole purpose of refinancing any Facility II Loans at the end of the Interest Period therefor) under this Agreement. In no event shall any such Facility II Borrowing increase the amount of the Facility II Loans outstanding.

                 Section 3.02. Conversion.  Provided that no Event of
Default has occurred and is continuing, on the Conversion Date the Bank shall make Facility I Loans to the Borrower in the aggregate amount equal to the principal balance of all Facility I Loans outstanding on such date. The proceeds of such Facility II Loans shall be applied by the Bank to pay in full the principal balance of the Facility I Loans outstanding on such date. Unless the Borrower has timely requested other types of Facility II Loans in accordance with the provisions of Section 3.05 hereof, the Facility II Loans made on the Conversion Date shall be made as a single Alternate Base Rate Loan having an Interest Period of thirty (30) days. On the Conversion Date, the Borrower shall pay in full all accrued but unpaid interest on the Facility I Loans then outstanding.

                 Section 3.03. Facility II Note. The Borrower shall execute and deliver to the Bank on the Conversion Date a Facility II Note dated the Conversion Date substantially in the form of Exhibit 3.03 attached hereto to evidence the Facility II Loans made on such date, in the aggregate outstanding principal amount of the Facility II Loans made on such date and with other appropriate insertions (the "Facility II Note"); provided, however, that the Borrower's execution and delivery of the Facility II Note shall not be a condition precedent to the occurrence of the conversion of the Facility I Loans and the Bank's obligation to make Facility II Loans as set forth in Section
3.02. Upon the Bank's receipt of the Facility II Note executed by the Borrower, the Bank shall deliver to the Borrower the Facility I Note marked "paid in full." Each Facility II Loan shall be due and payable on the last day of the Interest Period therefor and as otherwise provided in the Facility II Note and in this Agreement.

                 Section 3.04. Interest Rates. A Facility II Loan shall bear interest at one of the following rates of interest as selected by the Borrower in its Notice of Facility II Borrowing:

                 (a) Each Alternate Base Rate Loan shall bear interest for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Alternate Base Rate in effect from time to time plus the applicable Leverage Premium, or (ii) the Highest Lawful Rate, which interest shall be due and payable at the times set forth in Section 5.01(b) hereof and as otherwise provided in the Facility II Note.

                 (b) Each Eurodollar Rate Loan shall bear interest for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Eurodollar Rate plus one-half of one percent (1/2%) plus the applicable Leverage Premium, or (ii) the Highest Lawful Rate, which interest shall be due and payable at the times set forth in
Section 5.01(b) hereof and as otherwise provided in the Facility II Note.

                 (c) Each Adjusted CD Rate Loan shall bear interest for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Adjusted CD Rate in effect from time to time plus one-half of one percent (1/2%) plus the applicable Leverage Premium, or (ii) the Highest Lawful Rate, which interest shall be due and payable at the times set forth in Section 5.01(b) hereof and as otherwise provided in the Facility II Note.

                 (d) Any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at a rate per annum equal to the lesser of (i) the Alternate Base Rate in effect from time to time plus two percent (2%), or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand.

                 Section 3.05. Borrowing Procedure for Facility II Loans.

                 (a) Each Facility II Borrowing made in connection with a Facility II Loan shall be made on the Borrower's irrevocable oral or written notice from the Borrower to the Bank (the "Notice of Facility II Borrowing"), requesting that the Bank make one or more Facility II Loans to the Borrower on a certain Borrowing Date; provided, however, with respect to any oral Notice of Facility II Borrowing, the Borrower shall deliver promptly to the Bank a confirmatory written Notice of Facility II Borrowing; and further provided, no such Borrowing shall increase the principal amount outstanding on the Facility II Loans at the time of such Borrowing. Each Notice of Facility II Borrowing shall be irrevocable and binding on the Borrower. Each such Notice of Facility II Borrowing shall be in substantially the form of Exhibit 3.05(a) attached hereto and shall specify (i) the amount of each requested Facility II Loan; (ii) the Borrowing Date therefor; (iii) the basis of interest applicable to such Loan (either Alternate Base Rate, Adjusted CD Rate or Eurodollar Rate); and (iv) the Interest Period for each Facility II Loan; provided that there shall not be more than six (6) Interest Periods in effect at any one time with respect to the Facility II Note. Each Notice of Facility II Borrowing shall be given not later than 11:00 A.M. (Houston time) on the third Business Day prior to the Borrowing Date if any Facility II Borrowing consists of Eurodollar Rate Loans, on the first Business Day prior to the Borrowing Date if any Facility II Borrowing consists of Alternate Base Rate Loans and on the second prior to the Borrowing Date if any Facility II Borrowing consists of Adjusted CD Rate Loans. Notwithstanding the foregoing, if the Bank shall not have received a Notice of Facility II Borrowing on or before 11:00 AM (Houston time) with respect to any Facility II Loan, the Borrower shall be deemed to have requested an Alternate Base Rate Loan in the outstanding principal amount of the Facility II Loan due and payable on such date, for an Interest Period equal to thirty (30) days, commencing on the date succeeding the last day of such Interest Period.

                 (b) Each Facility II Borrowing shall be in an aggregate amount of not less than $1,000,000, or the outstanding principal balance of any Facility II Loan if less than $1,000,000, as the case may be, and shall consist of Facility II Loans of the same type of Facility II Loans.

                 (c) No later than 2:00 P.M. (Houston time) on the Borrowing Date specified in the Notice of Facility II Borrowing and upon fulfillment by the Borrower of the applicable conditions precedent set forth in
Article VII hereof, the Bank shall make available to the Borrower at the Bank's Domestic Lending Office, in immediately available funds, an amount equal to each Facility II Loan to be made on such Borrowing Date.

                 Section 3.06. Reduction of Facility II Commitment.

                 (a) Commencing December 31, 1991, and continuing thereafter each March 31, June 30, September 30 and December 31 of each year, the Facility II Commitment shall be reduced by the Borrower by an amount equal to 5% of the outstanding Facility II

Commitment on the Termination Date, and on September 30, 1996, the Facility II Commitment shall be reduced to zero (each such date being a "Facility II Commitment Reduction Date"). Each reduction of the Facility II Commitment made pursuant to this Section 3.06(a) shall be irrevocable. The Borrower shall have no right to reborrow, any amount required to be repaid on a Facility II Commitment Reduction Date.

                 (b) In the event of acceleration of the maturity date of any Loan in accordance with this Agreement, the Facility II Commitment of the Bank shall thereupon automatically terminate without notice. Each reduction and any termination of the Facility II Commitment shall be irrevocable.

                                   ARTICLE IV

              INTEREST RATE DETERMINATION; EURODOLLAR RATE LOANS,
                             INCREASED COSTS, ETC.

                 Section 4.01. Interest Rate Determination.

                 (a) The Alternate Base Rate for the Interest Period for each Alternate Base Rate Loan shall be determined by the Bank on the first day and on each day of such Interest Period, or if such day is not a Business Day, on the next succeeding Business Day. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Loan shall be determined by the Bank three Business Days before the first day of such Interest Period. The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Loan shall be determined by the Bank two Business Days before the first day of said Interest Period.
The Bank shall give prompt notice to the Borrower of the applicable interest rates determined by the Bank for purposes of clauses (a), (b) and (c) of Sections 2.03 and 3.04.

                 (b) Interest with respect to Alternate Base Rate Loans shall be calculated on the basis of a 365-day or 366-day year, as the case may be, for the actual days elapsed. Interest with respect to Eurodollar Rate Loans and Adjusted CD Rate Loans shall be calculated on the basis of a 360-day year for the actual days elapsed, unless such calculation would result in a usurious rate, in which case such interest shall be calculated on the basis of a 365-day or 366-day year, as the case may be.

                 (c) Each determination of an applicable interest rate by the Bank shall be conclusive in the absence of manifest error.

                 Section 4.02. Eurodollar Rate Loans. Anything in this Agreement to the contrary not withstanding,

                 (a) If the Bank determines in good faith (which determination shall be conclusive) that from and after the date hereof the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for the Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder (whether or not such assertion carries the force of law), the Bank shall forthwith give notice thereof to the Borrower and the obligation of the Bank to make or effect a Eurodollar Rate Loan as a part of such Borrowing or any subsequent Borrowing shall be suspended until the circumstances causing such suspension no longer exist, and the Eurodollar Rate Loans comprising such requested Borrowing shall be Alternate Base Rate Loans, having an Interest Period equal to that of the Eurodollar Rate Loans comprising such requested Borrowing; and

                 (b) If the Bank determines in good faith (which determination shall be conclusive) that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to the Bank of making or funding the Eurodollar Rate Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Eurodollar Rate Loans comprising such requested Borrowing shall be Alternate Base Rate Loans, having an Interest Period equal to that of the Eurodollar Rate Loans comprising such requested Borrowing.

                 Section 4.03. Change of Law.

                 (a) If at any time the Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Bank or its foreign branch or branches to fund or maintain any Eurodollar Rate Loan (any of the foregoing determinations being a "Eurodollar Event"), then, at the option of the Bank, the aggregate principal amount of the Eurodollar Rate Loans then outstanding (to the extent directly affected by such Eurodollar Event) shall be prepaid by the Borrower; and any remaining obligation of the Bank hereunder to make Eurodollar Rate Loans (but not Alternate Base Rate Loans or CD Rate Loans) shall be suspended as long as such Eurodollar Event shall continue. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to the Borrower.

                 (b) Any prepayment of any Eurodollar Rate Loan which is required under this Section 4.03 shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Agreement or the Bank's Note with respect to such prepaid Loan (including, without limitation, amounts payable pursuant to Section 4.05 hereof), on the date stated in the notice to the Borrower referred to above, which date (the "required prepayment date") shall be not less than 15 days from the date of such notice. If any Eurodollar

Rate Loan is required to be prepaid under this Section 4.03, the Bank shall make an Alternate Base Rate Loan, in the same principal amount and having an Interest Period ending on the same date as the Eurodollar Rate Loan so prepaid.

                 Section 4.04. Increased Costs.

                 (a) If from and after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Loans, included in the Eurodollar Rate Reserve Percentage, or in the case of Adjusted CD Rate Loans, included in the Adjusted CD Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making or maintaining any Eurodollar Rate Loan, any Adjusted CD Rate Loan or any Alternate Base Rate Loan or maintaining its Commitment with respect thereto (other than any increase in income or franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or by the jurisdiction of the Bank's Applicable Lending Office or any political subdivision of either thereof), then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost; provided, however, the Bank shall not request compensation for, and the Borrower shall not be obligated to compensate the Bank for, any increased costs incurred by the Bank for any period prior to the date the Bank delivers to the Borrower a written notice informing the Borrower that such costs will be incurred and specifying the basis therefore. Thereafter, the Bank shall notify the Borrower from time to time of such compensation due and payable for the period from and after the date of such notification, and the Borrower shall pay such amount to the Bank within ten (10) days after the Bank delivers such notice requesting compensation. Any notice delivered by the Bank to the Borrower hereunder shall be deemed to be conclusive, absent manifest error.

               (b) The Bank shall use its best efforts (consistent with its internal policies and legal and regulatory restrictions) to avoid or minimize any additional amounts that otherwise would be payable pursuant to this Section, including changing the jurisdiction of its Applicable Lending Office if such change would eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such change or action shall be required to be made or taken if, in the reasonable judgment of the Bank, such change would be disadvantageous to the Bank. If the Bank determines not to make any change in the jurisdiction of its Applicable Lending Office, then, at the option of the Borrower, the aggregate principal amount of the Loans then outstanding to which the increased costs are attributable may be prepaid by the Borrower; and any remaining obligation of the Bank hereunder to make such Loan shall be suspended as long as the events giving rise to such increased costs shall continue. The Borrower may exercise its aforesaid option by giving written notice thereof to the Bank.

                 (c)      Any prepayment of any Loan which is made under this
Section 4.04 shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Agreement or the Bank's Note with respect to such prepaid Loan (including, without limitation, amounts payable pursuant to Section 4.04(a) hereof and Section 4.05 hereof), on the date stated in the notice to the Bank referred to in subsection (b) of this Section 4.04, which date ("required prepayment date") shall be not less than three (3) Business Days from the date of such notice. Subject to payment by the Borrower in full not later than 1:00 P.M. (Houston time) of the amount required to be paid on the required prepayment date, the Bank shall make on the required prepayment date an Alternate Base Rate Loan in the same principal amount and having an Interest Period ending on the same date as the Loan so prepaid.

                 Section 4.05. Funding Losses. The Borrower will indemnify the Bank against, and reimburse the Bank on demand for, any loss, cost or expense incurred or sustained by the Bank (including without limitation any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain any Loan) as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of any Loan on a day other than the last day of an Interest Period for such Loan; (b) any payment or prepayment (whether required hereunder or otherwise) of a Loan made after the delivery of a Notice of Borrowing (whether oral or written) but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Borrowing from becoming fully effective; or (c) after receipt by the Bank of a Notice of Borrowing, the failure of any Loan to be made or effected by the Bank due to any condition precedent to a Borrowing not being satisfied or due to any other action or inaction of the Borrower. The Bank shall deliver to the Borrower a statement reasonably setting forth the amount and manner of determining such loss, cost or expense, which statement shall be conclusive and binding for all purposes, absent manifest error.

                 Section 4.06. Capital Adequacy Requirements. If at any time the Bank or any participant shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or any participant with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's or any participant's capital as a consequence of its obligations hereunder to a level below that which the Bank or such participant could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such participant's policies with respect to capital adequacy) by an amount deemed by the Bank or such participant to be material, then the Borrower shall pay to the Bank or such participant such additional amount or amounts as will compensate the Bank or such participant for such reduction; provided, however, the Borrower will not be obligated to compensate the Bank for any reduced rate of return suffered by the Bank for any period prior to the date of delivery to the Borrower of a notice specifying that such reduction will occur and setting forth the basis therefore. Thereafter, the Bank shall notify the Borrower from time to time of the amount of such compensation due and payable for the period from and after the date of such notification and the Borrower shall pay such amount to the Bank within ten (10) days after the Bank delivers such notice requesting compensation. Any notice delivered by the Bank to the Borrower hereunder shall be deemed to be conclusive, absent manifest error. In preparing such notice, the Bank or such participant may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution methods.


                                   ARTICLE V

                          PREPAYMENTS; PAYMENTS; ETC.

                 Section 5.01. Payment of Loans.

                 (a) The Borrower shall repay the principal amount of each Loan on the last day of the Interest Period for such Loan, provided that the Borrower may reborrow in accordance with Sections 2.01 and 3.01 and in the case of a Borrowing under Section 3.01, for the sole purpose of refinancing any Loan at the end of the Interest Period therefor. The Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank is not made to the Bank when due hereunder or under the Note payable to the Bank, to charge from time to time against any and or all of the Borrower's accounts with the Bank the amount so due. Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding.

                 (b) Interest Payments on Loans. All accrued and unpaid interest on all Loans shall be payable in arrears as follows: (i) as to each Alternate Base Rate Loan, on a quarterly basis commencing on December 31, 1989, and continuing thereafter each March 31, June 30, September 30 and December 31 of each year; (ii) as to each Eurodollar Rate Loan or an Adjusted CD Rate Loan having an Interest Period not greater than three (3) months or 90 days, respectively, at maturity; (iii) as to each Eurodollar Rate Loan or an Adjusted CD Rate Loan having an Interest Period greater than three (3) months or 90 days, respectively, at the end of the third month of the Interest Period for such Loan, and at maturity; and (iv) upon any prepayment thereof to the extent accrued on the amount being prepaid; and (v) as to all Loans, at maturity. Interest shall be payable to the Bank in accordance with Section 5.04 hereof.

                 Section 5.02. Optional Prepayments on the Loans.  The
Borrower may at any time, (i) with respect to any Eurodollar Rate Loan or Adjusted CD Rate Loan, upon at least three (3) Business Days' notice to the Bank or (ii) with respect to any Alternate Base Rate Loan upon the giving of notice to the Bank on or before 10:00 A.M. on the date of prepayment, prepay the outstanding principal amounts of any Loans in whole or in part. Each notice of prepayment shall state the proposed date of such prepayment (which shall be a Business Day) and shall specify the Loans to be prepaid, and the aggregate principal amount of the prepayment. All such prepayments shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty thereon, provided that funding losses incurred by the Bank under Section 4.05 hereof shall be payable with respect to each such prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments with respect to a Loan shall be in an aggregate principal amount of $1,000,000 or greater integral multiples of $1,000,000. The Borrower shall have no optional right to prepay the principal amount of any Loan other than as provided in this
Section 5.02.

                 Section 5.03. Mandatory Prepayments on the Loans.

                 (a) On each Facility II Commitment Reduction Date, the Borrower shall prepay that part of the unpaid principal amount of the Facility II Loans that, but for this Section 5.03(a), would exceed the aggregate amount of the Facility II Commitment immediately after each such reduction.

                  (b) Provided that no Event of Default has occurred which is continuing, all prepayments made under Section 5.02 shall be applied in the manner so directed by the Borrower. Borrower shall not be permitted to re-borrow any prepayments of Facility II Loans, and no prepayment of Facility II Loans shall reduce the amount Borrower is required to prepay upon a reduction of the Facility II Commitment pursuant to Section 5.03(a). Any prepayment of a Facility II Loan under this paragraph shall to the extent of such application permanently reduce the related Commitment. The Borrower shall have no right to reborrow any amount prepaid under Section 5.03(a).

                 Section 5.04. Place and Time of Payments. The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (Houston time) on the day when due in lawful money of the United States and in same day funds to the Bank at its Applicable Lending Office.

                                   ARTICLE VI

                                     TAXES

                 Section 6.01. Taxes.

                 (a) To the extent permitted by applicable law, any and all payments by the Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, deductions, charges or withholdings, and all liabilities with respect thereto, including without limitation, such taxes, deductions, charges, withholdings or liabilities whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate, or the provisions of the Agreement relating to the Eurodollar Rate, or the recordings, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Eurodollar Rate, excluding, in the case of the Bank, taxes imposed on its income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the Jurisdiction under the laws of which the Bank is organized or any political subdivision thereof and, in the case of the Bank, taxes imposed on its income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction of the Bank's Applicable Lending Office or any political subdivision thereof (all such non- excluded taxes, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.01) the Bank receives an amount equal to the sum it would have received had no such deductions been made and (ii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) To the extent permitted by applicable law, in addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note (hereinafter referred to as "Other Taxes").

                 (c) To the extent permitted by applicable law, the Borrower will indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.01) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor; provided, however, to the extent that the Bank is reimbursed for any

Tax or Other Tax that was incorrectly or illegally asserted, the Bank shall return to the Borrower the amount of such reimbursement, together with any interest that may have been paid with respect thereto, to the extent the Borrower has actually indemnified the Bank with respect thereto.

                 (d) Promptly after the date on which payment of any Taxes or Other Taxes are due pursuant to applicable law, the Borrower at the request of the Bank, furnish to the Bank evidence in form and substance satisfactory to the Bank, that the Borrower has met its obligations under this Section 6.01.

                 (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 6.01 shall survive the payment in full of principal and interest hereunder and under the Notes.


                                  ARTICLE VII

                             CONDITIONS OF LENDING

                 Section 7.01. Conditions to Closing. The obligation of the Bank to execute and deliver this Agreement and to make its Loan comprising a part of the initial Facility I Borrowing hereunder is subject to the following conditions:

                 I.       Conditions Precedent to Closing.

                 (a) The Bank shall have received appropriately dated and in form and substance satisfactory to the Bank or the following actions shall have been taken or circumstances shall have occurred:

                 (i)      Loan Documents.

                          (A) Credit Agreement. The Credit Agreement duly executed by the Borrower and the Bank; and

                          (B) Facility I Note. A Facility I Note, duly executed by the Borrower and payable to the order of the Bank in the amount of the Bank's Facility I Commitment.

                 (ii)     Corporate Certificates.

                          (A) Secretary's Certificate (Borrower). A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement.

                 the Notes and other Loan Documents to which the Borrower is a party and the notices and other documents and certificates to be delivered pursuant to this Agreement, (B) the by-laws and articles of incorporation of the Borrower as in effect on the date of such certificate, and (C) the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the Notes and all other Loan Documents to which it is a party and the transactions contemplated thereunder; and

                          (B) Certificates. Certificates of appropriate officials as to the existence and good standing of each of the Borrower and its Subsidiaries in their respective jurisdictions of incorporation and any and all jurisdictions where the Property owned or the business transacted by each of the Borrower and its Subsidiaries makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

                 (iii)      Miscellaneous.

                          (A) Compliance with Laws. On the Closing Date, each Person that is a party to the Acquisition Agreement, this Agreement or the Loan Documents shall have complied with all laws (including, without limitation, Regulation G, Regulation T, Regulation U, Regulation X and the Federal Communications Act, and the rules and regulations promulgated thereunder) necessary to consummate the transactions contemplated by the Acquisition Agreements, this Agreement and the Loan Documents;

                          (B) Compliance with Law; Orders. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Bank would enjoin, prohibit or restrain or have a Material Adverse Effect on the making of the Loans or the consummation of the transactions contemplated under the Loan Documents or the Acquisition Agreement; and

                          (C) Other Documents. The Borrower shall have taken such actions, and the Bank shall have received such other documents as the Bank may reasonably request.

                 II. Conditions Precedent to initial Facility I Borrowing on Funding Date.

                 (a) The Bank shall have received, or simultaneously therewith, shall receive, appropriately dated and in form and substance satisfactory to the Bank or the following actions shall have been taken or circumstances shall have occurred:

                 (i)      Opinions.

                          (A) Borrower's Counsel's Opinion. An opinion of Jackson & Walker, counsel for the Borrower and its Subsidiaries, in form and substance satisfactory to the Bank; and

                          (B) Special FCC Counsel. An opinion of Cole, Rawid & Braverman, special FCC counsel for the Borrower and the Subsidiaries, in form and substance satisfactory to the Bank.

                 (ii)      Other Senior Debt Documents.

                          (A) Other Senior Debt Documents. Executed originals or conformed copies of all Other Senior Debt Documents executed or delivered by the Borrower, any holder of the promissory notes delivered in connection therewith or any other Person prior to or on the Closing Date as a condition to the issuance of such obligations thereunder, each in form, substance and scope satisfactory to the Bank and certified by the Secretary or an Assistant Secretary of the Borrower (A) as being all of the Other Senior Debt Documents, (B) as being true and correct copies of such documents as of the Funding Date, (C) as having been duly authorized by the Board of Directors of the Borrower, and (D) as having been duly executed or filed, as the case may be; and

                          (B) Closing of Other Senior Debt Transactions. Evidence of the consummation of the transactions under the Other Senior Debt Documents in accordance with the terms thereof and in conformity with applicable law, including, without limitation, evidence of the issuance of the promissory notes delivered in connection therewith, and the funding by the respective holders of such notes of the amounts represented by the indebtedness evidenced by such notes. The Other Senior Debt Documents and all operative instruments executed in connection therewith shall be valid, binding and enforceable against the parties thereto in accordance with their terms, and all conditions stated therein shall have been satisfied without waiver where failure to satisfy such conditions would cause a Material Adverse Effect.

                 (iii)      Acquisition Documents.

                          (A) Acquisition Documents. In connection with the Initial Acquisition, copies of all Acquisition Documents received or delivered by any Person prior to or at the closing under the Acquisition Agreement certified by the Secretary or an Assistant Secretary of the Borrower, (A) as being all of such Acquisition Documents, (B) as being true and correct copies of such documents as of the

                 Funding Date, (C) as having been duly authorized by the Board of Directors of the Borrower, and (D) as having been duly executed or filed, as the case may be; and

                          (B) Closing of Initial Acquisition. Evidence of the consummation of the transactions under the Acquisition Agreement in accordance with the terms thereof, except as otherwise waived by the parties thereto (other than as set forth in the next succeeding sentence), and in conformity with applicable law. The Acquisition Documents related to the Initial Acquisition and all operative instruments executed in connection therewith shall be valid, binding and enforceable against the parties thereto in accordance with their terms, and none of the principal terms or conditions to closing of any party set forth in such Acquisition Documents executed prior to the Closing Date shall have been, without the prior written consent of the Bank, amended or supplemented, and all conditions stated therein shall have been satisfied without waiver where the failure to satisfy such conditions would cause a Material Adverse Effect.

                 (iv)     Miscellaneous.

                          (A) Telexes. Bringdown telexes certifying the existence and good standing of each of the Borrower and its Subsidiaries in their respective jurisdictions of incorporation and any and all jurisdictions where the Property owned or the business transacted by each of the Borrower and its Subsidiaries makes such qualifications necessary and where the failure to be so qualified would have a Material Adverse Effect;

                          (B) Consent Letters. All consents required under all Franchise Agreements in order to effectuate the transactions under the Acquisition Agreement;

                          (C) Payment of Expenses. Payment of all fees and expenses of or incurred by the Bank and its counsel to and including the Funding Date, to the extent billed as of the Funding Date, in connection with the negotiation and closing of the transactions contemplated herein;

                          (D) Regulatory Approvals. Evidence that all approvals of Governmental Authorities necessary to consummate the transactions contemplated by the Acquisition Documents and the Loan Documents have been obtained, including, without limitation, consents and approvals required by the FCC;

                          (E)     Existing Debt.  Evidence that all
                 Indebtedness other than Indebtedness permitted under Section
                 10.01 hereof has been or will on the

                 Closing Date be repaid in full or refinanced upon terms and conditions satisfactory to the Bank;

                          (F) Compliance with Laws. On the Funding Date, each Person that is a party to the Acquisition Documents related to the Initial Acquisition, this Agreement or the Loan Documents shall have complied with all laws (including, without limitation, Regulation G, Regulation T, Regulation U, Regulation X and the Federal Communications Act, and the rules and regulations promulgated thereunder) necessary to consummate the transactions contemplated by such Acquisition Documents, this Agreement and the Loan Documents;

                          (G) Consents. Evidence that the Borrower has obtained all consents necessary for the execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party and the transactions contemplated thereunder;

                          (H) Hart- Scott- Rodino Act. The Bank shall have received evidence satisfactory to the Bank that the Notification and Report Form with respect to the Acquisition
                 (i) is not required to be filed, or (ii) has been filed, under the Hart- Scott- Rodino Antitrust Improvements Act of 1976 and the waiting period with respect to the Acquisition shall have expired or shall have been terminated;

                          (I) Delivery of Notice of Borrowing. The Borrower shall have delivered to the Bank duly executed Notices of Facility I Borrowing for the initial Facility I Borrowing in substantially the form of Exhibit 7.01
                 (II)(a)(iv)(I) attached hereto;

                          (J) Insurance. The Bank shall have received all such information as the Bank shall request concerning the insurance maintained by the Borrower described in Section 8.11 hereof and the Bank shall have approved the types and amounts of such insurance and the issuers thereof;

                          (K) Terms of Initial Acquisition. The principal terms and provisions of the Acquisition Documents related to the Initial Acquisition, and the Initial Acquisition itself shall be acceptable to the Bank;

                          (L) Compliance with Law; Orders. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Bank would enjoin, prohibit or restrain or have a Material Adverse Effect on the making of the Loans or the consummation of the transactions contemplated under the Loan Documents or the Acquisition Documents;

                          (M) Other Documents. The Borrower shall have taken such actions, and the Bank shall have received such other documents as the Bank may reasonably request:

                          (N) Payment of Fee. The Borrower shall have paid to the Bank the Loan Origination Fee: and

                          (O) Material Adverse Change. No material adverse change shall have occurred with respect to the business, financial condition, properties or operations of the Borrower and its Subsidiaries since October 31, 1988.

                 Section 7.02. Conditions Precedent to Certain Borrowings.
The obligation of the Bank to make a Loan on the occasion of each Borrowing which increases the principal amount outstanding (including, without limitation, the initial Facility I Borrowing) shall be subject to the further condition precedent that the following statements shall be true (and the acceptance by the Borrower of the proceeds of each Borrowing shall be deemed to constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                 (a)      The representations and warranties contained in
Article VIII of this Agreement (other than those contained in the last sentence of Section 8.06, except the representation and warranty made pursuant to
Section 8.06 shall be true and correct with respect to the initial Facility I Borrowing) shall be true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date, except that all representations and warranties that speak as of a particular date shall only be required to be true and correct in all material respects as of such date: and

                 (b) No event has occurred and is continuing, or would result from such Borrowing, which constitutes a Default or an Event of Default; and

                 (c) The Borrower has delivered to the Bank its Notice of Borrowing.

                 Section 7.03. Conditions Precedent to Borrowings Which Do
Not Increase Principal Amount Outstanding. The obligation of the Bank to make a Loan on the occasion of each Borrowing which does not increase the principal amount outstanding shall be subject to the following conditions precedent:

                 (a) No event has occurred and is continuing which constitutes an Event of Default, and

                 (b) Except as otherwise permitted hereunder, the Borrower has delivered to the Bank its Notice of Borrowing.


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

                 In order to induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note and the making of the Loans) as set forth below. It is understood and agreed that to the extent a representation or warranty refers to the Acquisition, such reference will be deemed a reference to the Initial Acquisition and to any Subsequent Acquisition completed as of the date such representation or warranty is made or deemed made, and to the extent such representations and warranties refer to the Acquisition Documents, such reference will be deemed a reference to the Acquisition Documents executed in connection with the Initial Acquisition and to any Acquisition Documents related to any Subsequent Acquisition to the extent the same have been executed by the Borrower or any Subsidiary and the other parties thereto as of the date such representations and warranties are made or deemed made.

                 Section 8.01. Corporate Existence. Each of the Borrower and its Subsidiaries is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified or licensed as a foreign corporation in all jurisdictions where the failure to be so qualified would have a Material Adverse Effect.

                 Section 8.02. Corporate Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver and perform this Agreement, the Note and the Acquisition Documents; and the Borrower is duly authorized and empowered to execute, deliver and perform the other Loan Documents to which it is a party; and all corporate action on the Borrower's part requisite for the due execution, delivery and performance of this Agreement, the Note, and the other Loan Documents to which the Borrower is a party and the Acquisition Documents has been duly and effectively taken. The Borrower is duly authorized and empowered to borrow under this Agreement and all corporate action on the Borrower's part requisite for borrowing by the Borrower hereunder has been duly and effectively taken.


                 Section 8.03. Binding Obligations.   This Agreement, the
Note and the other Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law).

                 Section 8.04. No Conflict or Resultant Lien.

                 (a)      The Material Agreements described in
Exhibit 8.04(a)-1 hereto constitute all of Borrower's or any Subsidiary's Material Agreements as of the date hereof and after giving effect to the Initial Acquisition. With the exception of violations of Material Agreements and Franchise Agreements which have either been waived or which are described in Exhibit 8.04(a)-2 hereto, the execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which the Borrower is a party, the borrowings hereunder by the Borrower as contemplated herein, the consummation of the transactions contemplated by the Acquisition Documents, and the effectuation of the transactions contemplated under this Agreement, the Note, the other Loan Documents and the Acquisition Documents do not and will not violate any provision of, or result in a default under, the articles or certificate of incorporation or other charter documents or bylaws of the Borrower or any Subsidiary, or any Material Agreement, Franchise Agreement or material Governmental Requirement, to which the Borrower or any Subsidiary is a party or by which it is bound or which it is subject, or result in the creation or imposition of any Lien upon any Properties of the Borrower or any Subsidiary. No Default or Event of Default hereunder has occurred and is continuing.

                 (b) Neither the Borrower nor any Subsidiary is in default in any manner in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement to which it is a party, the non-performance, non-observance or non-fulfillment of which would have a Material Adverse Effect.

                 (c) Neither the Borrower nor any Subsidiary is otherwise in violation of any Governmental Requirement which violation would have (in the event such violation were asserted by any Person) a Material Adverse Effect.

                 Section 8.05. Consent. The Borrower's execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which the Borrower is a party and the Borrowings hereunder do not require the consent or approval of any other Person. The consummation of the transactions contemplated by the Acquisition Documents do not require the consent or approval of any other Person, except (a) such consents and approvals as have been obtained or such consents or approvals which the failure to obtain will not have a Material Adverse Effect and (b) such consents and approvals required for the Material Agreements and the Franchise Agreements as are identified on
Exhibit 8.05 attached hereto. Neither the Borrower nor any Subsidiary has otherwise failed to obtain any governmental consent, approval, license, permit, franchise or other governmental authorization necessary to the ownership of any of its Properties or the conduct of its business which failure would have (in the event that such violation or failure were successfully asserted by any Person) a Material Adverse Effect.

                 Section 8.06. Financial Condition.

                 (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries as of October 31, 1988 and the audited consolidated statements of stockholders' equity, changes in financial position and income of the Borrower and its Subsidiaries for the years ended October 31, 1988 (including any related schedules or notes), each of which has been delivered to the Bank, have been prepared in accordance with GAAP and in conformity with the Borrower's accounting practices consistently applied, and present fairly the consolidated financial condition of the Borrower and its Subsidiaries as of such date and for the period then ended. Other than changes disclosed in writing to the Bank, there has been no material adverse change in the financial condition, business, properties or operations of the Borrower and its Subsidiaries since the date of the financial statement dated October 31, 1988 and after having given effect to the Acquisition, there has been no material adverse change in the financial condition, business, properties or operations of the Borrower or any Subsidiary since such date.

                 Section 8.07. Litigation.  Except as described on
Exhibit 8.07 hereto, as of the date of this Agreement and after giving effect to the Initial Acquisition, there is no litigation, legal, administrative or arbitral proceeding or, to the knowledge of the Borrower or any Subsidiary, investigation or other action of any nature pending or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

                 Section 8.08. Taxes; Governmental Charges. The Borrower and each Subsidiary has filed all federal, state and foreign income tax returns which, to the best knowledge of the officers of the Borrower, are required to be filed, and has paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested and reserved for in the manner required by Section 9.02 hereof.

                 Section 8.09. Titles, etc. Each of the Borrower and each Subsidiary has good and indefeasible title to its respective presently owned material Properties, free and clear of all Liens, except Liens permitted by
Section 10.02 hereof. Simultaneous with the funding of the initial Facility I Loan, the Initial Acquisition will occur and after giving effect thereto, the Borrower or its Subsidiaries will have purchased and hold good and indefeasible title to the Assets (as defined in the Acquisition Agreement).

                 Section 8.10. Franchise Agreements. The Initial Franchise Agreements are described on Exhibit 8.10 attached hereto. After giving effect to the Initial Acquisition, the Cooke Franchise Agreements will have been duly assigned and transferred to the Borrower or its Subsidiaries. On and after the Funding Date, except as set forth on
Exhibit 8.10 hereto, after giving effect to any Acquisition with respect to subsections (a) through (d) of this Section 8.10:

                 (a) each Material Franchise Agreement is a legal, valid and binding agreement of the Borrower or a Subsidiary and to the Borrower's knowledge, each other party thereto and is in full force and effect, except to the extent that certain Material Franchise Agreements may have expired in accordance with their terms as of the date this representation and warranty is made or deemed made;

                 (b) the Borrower or a Subsidiary is not materially in default or breach of (with or without the giving of notice or passage of time), and no franchisor has asserted in writing that the Borrower or a Subsidiary is materially in default or breach of (with or without the giving of notice or passage of time), any Material Franchise Agreement;

                 (c) to the Borrower's knowledge, the other parties to the Material Franchise Agreements are not in default thereunder;

                 (d) neither the Borrower nor any Subsidiary has waived any rights under any Material Franchise Agreement where such waiver would have a Material Adverse Effect; and

                 (e) the franchisors under each Material Franchise Agreement have consented to the Acquisition and the transactions contemplated thereunder to the extent such consent is required under such Material Franchise Agreement, and have recognized the Borrower or a Subsidiary as franchisee under said Material Franchise Agreements.

                 Section 8.11. Casualties; Taking of Properties; Insurance. The Borrower and each Subsidiary maintains insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried
on) and in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.

                 Section 8.12. ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and each trust related to any such Plan is exempt from Federal income tax under
Section 501(a) of the Code. All Plans have been administered in compliance with the applicable provisions of ERISA and the Code, except where failure to so comply would not have a Material Adverse Effect on the Borrower. Borrower has no material obligation under any Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code.

No Termination Event has occurred, or is reasonably expected to occur, with respect to any PBGC Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has incurred nor is reasonably expected to incur any withdrawal liability under ERISA to any Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has engaged in any prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA such that any material liability might be incurred by the Borrower or any ERISA Affiliate. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and thereby and the lending of funds pursuant to the provisions thereof will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No Plan established or maintained by the Borrower or ERISA Affiliate or to which the Borrower has made contributions had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent Plan year of such Plan heretofore ended. No material liability, individually or in the aggregate, to the PBGC (other than required insurance premiums, all of which that are due have been paid) has been incurred (but not satisfied), or is reasonably expected to be incurred by the Borrower or any ERISA Affiliate with respect to any PBGC Plan or Multiple Employer Plan in respect of which the Borrower or any ERISA Affiliate is or has been an "employer" as defined in
Section 3(5) of ERISA and there has not been any event or condition, in addition to a Termination Event, which presents a material risk of the termination of any such PBGC Plan under circumstances which, in the reasonable determination of the Bank, could result in a material liability to Borrower.
To the best of Borrower's knowledge all accrued obligations that are either individually or in the aggregate material of the Borrower or of any ERISA Affiliate (but only if such ERISA Affiliate's accrued obligations could result in a material liability to Borrower) whether arising by operation of law, by contract or by past custom or practice, for payments by any of them to any trust or other fund or to any governmental or administrative authority with respect to pension benefits, unemployment compensation benefits, social security or other benefits for employees or former employees of the Borrower or any ERISA Affiliate have been paid or adequate accruals therefor have been made and none of the foregoing has been rendered not due by reason of any extension, whether at the request of the Borrower or any ERISA Affiliate, or otherwise.
To the best of Borrower's knowledge, all accrued obligations that are either individually or in the aggregate material of the Borrower, or any ERISA Affiliate (but only if such ERISA Affiliate's accrued obligations could result in a material liability to Borrower) whether arising by operation of law, by contract, by past custom or practice or otherwise, for salaries, vacation and holiday pay, bonuses and other forms of compensation payable to employees or former employees of the Borrower or any ERISA Affiliate have been paid or adequate accruals therefor have been made in the books and records of the Borrower or the appropriate ERISA Affiliate. For purposes of this Section, an obligation or liability shall be considered material if it results in a Material Adverse Effect. No Lien in favor of a Plan exists nor has there been any occurrence that with the passage of time could likely result in the imposition of a Lien in favor of any Plan. There has been no failure to comply with the continuing health care coverage requirements of Section 4980B of the Code which would have a Material Adverse Effect on the Borrower.

                 Section 8.13. Full Disclosure. The financial projections or pro forma financial statements furnished to the Bank by the Borrower with respect to the transactions contemplated under the Acquisition Agreement and this Agreement were prepared in good faith on the basis of information and assumptions that the Borrower believed to be reasonable as of the date of such information, and which assumptions are believed to be reasonable as of the date of this Agreement. The Borrower does not believe that any information in the materials furnished by or on behalf of the Borrower to the Bank for purposes of or in connection with the transactions contemplated under the Acquisition Documents or this Agreement, and thereafter as supplemented by information provided to the Bank from time to time, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained therein from being misleading.

                 Section 8.14. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 Section 8.15. Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary-company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 Section 8.16. Capital Structure.  Attached hereto as
Exhibit 8.16 is a correct and complete list setting forth (i) the name of each Subsidiary; (ii) the jurisdiction of its incorporation; and (iii) the title and number of shares of its capital stock authorized and the number thereof outstanding. The Borrower owns directly or indirectly 100% of the issued and outstanding shares of capital stock of each Subsidiary and all shares of capital stock of each Subsidiary are owned by the Borrower free and clear of all Liens. All of the issued and outstanding shares of capital stock of the Borrower are duly authorized, validly issued, fully paid and nonassessable.

                 Section 8.17. Insider. Neither the Borrower nor any Subsidiary is, and no person having "control" (as that term is defined in 12 U.S.C. Section 375b(5) or in regulations promulgated pursuant thereto) of the Borrower, or any Subsidiary is, an "executive officer", "director" or "principal shareholder" (as those terms are defined in 12 U.S.C. 375b or in regulations promulgated pursuant thereto) of the Bank, of a bank holding company of which the Bank is a subsidiary or of any subsidiary of a bank holding company of which the Bank is a subsidiary.

                 Section 8.18. Permits and Licenses. All material franchises, permits, licenses, filings, registrations and other governmental authorizations, including, without limitation, such franchises, permits, licenses, filings, registrations and other governmental authorizations required by the FCC (the "Permits") needed by the Borrower or any Subsidiary to carry on its business and to own and operate the CATV Systems have been obtained or made and are in full force and effect and have not been modified or amended. Neither the Borrower nor any Subsidiary is in material breach of any such Permits and none of such Permits is the subject of any pending or threatened attack or revocation.

                 Section 8.19. Acquisition Documents. The Borrower has delivered to the Bank a true and correct copy of the Acquisition Documents.
The representations and warranties of the Borrower contained in the Acquisition Documents are true and correct in all material respects. To the extent permitted thereunder, with respect to representations and warranties of the Seller under the Acquisition Documents, the Bank may rely thereon to the extent that the Borrower is entitled under the Acquisition Documents to rely thereon.

                 Section 8.20. Transfer of Agreements. After giving effect to the Initial Acquisition, all of the Material Agreements and the Franchise Agreements have been transferred or assigned to, or are currently in the name of, the Borrower or a Subsidiary and are in full force and effect.

                 Section 8.21. Quality of CATV System. The materials and workmanship used in the construction and operation of the CATV System are of sufficient quality to conform in all material respects with applicable standards and regulations of the FCC or any other appropriate Governmental Authority.

                 Section 8.22. Certain Regulatory Compliance. (a) The
Borrower and its Subsidiaries do not hold assets consisting of Margin Stock in excess of 25% of the value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, and (b) the proceeds of each Loan shall at all times be used in compliance with Regulations G, T, U or X, as the case may be.


                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS

                 The Borrower will at all times comply with the covenants contained in this Article IX, from the date of execution hereof until the Loans are paid in full and the Commitments and all other obligations of the Bank hereunder are finally terminated.

                 Section 9.01. Financial Statements and Reports. The
Borrower will promptly furnish to the Bank from time to time upon request such information regarding the business and affairs and financial condition of the Borrower as the Bank may reasonably request, and will furnish to the Bank:

                 (a) Annual Financial Statements. As soon as practicable and in any event within 90 days after the end of each Fiscal Year of the Borrower, audited consolidated statements of income, stockholders' equity and cash flow statement of the Borrower and its Subsidiaries for such year, and an audited consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such year, and, commencing with the Fiscal Year ended October 31, 1989, setting forth in each case in comparative form corresponding figures from the immediately preceding annual audit, all in reasonable detail and satisfactory in scope to the Bank, together with the unqualified opinion of such independent certified public accountants of recognized national standing as are selected by the Borrower and reasonably satisfactory to the Bank, stating that such financial statements fairly present the financial position of the Borrower and its Subsidiaries as of the date indicated and the results of its operations and changes in financial position for the period indicated in conformity with GAAP applied on a consistent basis and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                 (b) Quarterly Financial Statements. As soon as practicable and in any event within 45 days after the end of each fiscal quarter of the Borrower (including the fourth quarter), consolidated and consolidating statements of income, stockholders' equity and cash flow statement of the Borrower and its Subsidiaries for the period from the beginning of the then current Fiscal Year of the Borrower to the end of such fiscal quarter, and consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter and, commencing with the Fiscal Year ended October 31, 1989, setting forth in each case in comparative form corresponding figures for the corresponding period, all in reasonable detail and certified by the chief financial officer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of the date indicated and the results of its operations for the period indicated in conformity with GAAP applied on a consistent basis, subject to changes resulting from year-end adjustments;

                 (c) Other Reports. Promptly upon the sending thereof, copies of all financial statements, notices and reports as the Borrower shall send to its stockholders;

                 (d) Default Certificate. Together with delivery of any information required by paragraph (a) and (b) of this Section 9.01, a certificate of the Borrower signed by its chief financial officer (i) stating that there exists no Event of Default or Default, or if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) setting forth such schedules, computations and other information as may be required to demonstrate that the Borrower is in compliance with its covenants in Article X hereof and setting forth the calculation of the applicable Leverage Premium;

                 (e) Notice of Default. Within five (5) Business Days of any Responsible Officer of the Borrower obtaining knowledge of an Event of Default or Default, a certificate of the chief financial officer of the Borrower specifying the nature thereof, the period of existence thereof, and what action the Borrower has taken or proposes to take with respect thereto;

                 (f) Default Under Other Agreements. Promptly upon any Responsible Officer of the Borrower receiving written notice thereof or obtaining knowledge thereof, notice of any default or event of default under the Other Senior Debt Documents;

                 (g) Notice of Litigation. Promptly after any Responsible Officer of the Borrower obtaining knowledge of the commencement thereof, notice of any litigation, legal administrative or arbitral proceeding, investigation or other action of any nature which involves the reasonable possibility of any judgment or liability which could have a Material Adverse Effect;

                 (h) FCC Notices. Promptly upon the Borrower's or any Subsidiary's receipt thereof, copies of all notices received from the FCC regarding the termination, cancellation, revocation or taking of any other adverse action with respect to any FCC licenses or Permits;

                 (i) Other Notices. Promptly upon the Borrower's or any Subsidiary's receipt thereof, copies of any notice received from any franchisors regarding the termination, cancellation or revocation of any Franchise Agreement or any Material Agreements;

                 (j) Permits. Promptly after any Responsible Officer of the Borrower or any Subsidiary obtaining knowledge thereof, notice of the revocation, cancellation or termination of any Permit material to the conduct of the Borrower's or such Subsidiary's business if such revocation, cancellation or termination would have a Material Adverse Effect;

                 (k) CATV Information. Together with the delivery of the financial statements required under paragraphs (a) and (b) of this Section 9.01, the Borrower shall deliver to the Bank a report setting forth with respect to the Borrower and its Subsidiaries (i) the number of Homes Passed by cable, (ii) the number of Basic Subscribers, and (iii) the number of pay units, in each case as of the end of the preceding fiscal quarter or fiscal year, as the case may be; and

                 (l) Additional Information. Promptly after request therefor, such additional financial or other information as the Banks may reasonably request from time to time, including without limitation capital expenditures projected in the ordinary course of Business for the Borrower and its Subsidiaries for the next succeeding twelve (12) month period.

                 Section 9.02. Taxes and Other Liens. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, or will cause to be paid and discharged, promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or any Subsidiary or upon the income or any Property of the Borrower or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any Property of the Borrower or any Subsidiary; provided, however, that the Borrower or any Subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or any Subsidiary, and the Borrower or any Subsidiary shall have set up adequate reserves therefor.

                 Section 9.03. Maintenance. The Borrower will, and will cause each Subsidiary to (a) maintain its corporate existence, rights, licenses and franchises, except such as may be duplicated or be rendered unnecessary as a result of any merger or consolidation permitted by Section 10.06 hereof; (b) observe and comply (to the extent necessary so that any failure to so comply would not have a Material Adverse Effect) with all Governmental Requirements and all agreements to which it is a party; (c) maintain, preserve and materially comply with the terms of all licenses and Permits material to the conduct, operation and maintenance of each Material Franchise Agreement and the CATV System related thereto; (d) maintain its respective material Properties (and any material Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition; and
(e) use materials and workmanship in any construction, maintenance and operation of the CATV System of sufficient quality to conform in all material respects with applicable standards and regulations of the FCC and provide each subscriber with picture and sound in compliance with standards set by the FCC.

                 Section 9.04. Further Assurances. The Borrower at its expense will promptly execute and deliver to the Bank upon request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or accomplishment of the covenants and agreements of the Borrower or any of its Subsidiaries in the Loan Documents, including, without limitation, the accomplishment of any condition precedent that may have been waived on a limited basis by the Bank prior to the initial Facility I Borrowing or any subsequent Borrowings.

                 Section 9.05. Reimbursement of Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Bank in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, and of local counsel, domestic or foreign, who may be retained by the Bank, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under the Loan Documents; (ii) all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered thereunder; and (iii) all costs and expenses of the Bank in connection with due diligence, transportation, computer, duplication, appraisals, audits, insurance, consultants, and search reports, and all filing and recording fees.

                 (b) The Borrower will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to satisfy any obligation of the Borrower or any other Person (other than the Bank) under any Loan Document, or to collect the Notes, and for all amounts reasonably expended, advanced or incurred by the Bank to enforce the rights of the Bank under any Loan Document, which amounts will include, without limitation, all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses, reasonably incurred by the Bank in connection with any such enforcement, together with interest at the Alternate Base Rate plus two percent (2%) (but never in excess of the Highest Lawful Rate) on each such amount from the date of written demand or request by the Bank for reimbursement until the date of reimbursement to the Bank.

                 Section 9.06. Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance of such types and in such amounts as is described in Section 8.11 hereof; provided that such insurance shall not be materially dissimilar in substance or amount to the insurance approved by the Bank pursuant to Section 7.01 (II)(a)(iv)(J) hereof.

                 Section 9.07. Right of Inspection. The Borrower will permit and will cause each Subsidiary to permit, any officer or employee of, or agent designated by, the Bank, at the expense of the Bank, to visit and inspect any of the Properties of the Borrower and its Subsidiaries, examine the Borrower's or any Subsidiary's corporate books or financial records, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower or any Subsidiary with the Borrower's or any Subsidiary's officers all at such reasonable times and as often as the Bank may reasonably desire.

                 Section 9.08. ERISA Information and Compliance. The Borrower will furnish to the Bank (a) if requested by the Bank, promptly after the filing thereof with the Internal Revenue Service copies of each Schedule B (actuarial information) to the annual report with respect to each Plan; (b) promptly after becoming aware of the occurrence of any Termination Event in connection with any Multiple Employer Plan or PBGC Plan, a written notice signed by the President, Chief Financial Officer or the Treasurer of the Borrower specifying the nature thereof and any action the Borrower or appropriate ERISA Affiliate proposes to take with respect thereto; (c) promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Multiple Employer Plan or PBGC Plan or to have a trustee appointed under Section 4042(b) of ERISA to administer any PBGC Plan or Multiple Employer Plan in either event under circumstances that in the reasonable judgment of the Bank could result in material liability to Borrower or any ERISA Affiliate; (d) promptly a written notice in the event there is either a failure of Borrower or an ERISA Affiliate to comply with the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or an application for a waiver from either or both of such requirements is requested or received by Borrower or an ERISA Affiliate with respect to a PBGC Plan or a Multiple

Employer Plan and in either event the failure to comply or the application or grant of waiver is with respect to a material amount; and (e) promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition and the amount of withdrawal liability upon the Borrower or an ERISA Affiliate by a Multiemployer Plan pursuant to Section 4202 of ERISA. The Borrower will comply in all material respects with all applicable provisions of ERISA the violation of which would, in the reasonable judgment of the Bank, give rise to a material liability of the Borrower. For purposes of this Section 9.08, an obligation or liability shall be considered material if it results in a Material Adverse Effect.

                 Section 9.09. Compliance with Material Franchise Agreements. The Borrower will maintain, and will cause each Subsidiary to maintain, in full force and effect at all times during the term of this Agreement, and will materially comply with, and will cause each Subsidiary to materially comply with, the terms and provisions of, each Material Franchise Agreement and the FCC license and Permits.


                                   ARTICLE X

                               NEGATIVE COVENANTS

                 The Borrower will at all times comply with the covenants contained in this Article X, from the date of execution hereof until the Loans are paid in full and the Commitments are finally terminated.

                 Section 10.01. Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Indebtedness except as set forth below, all of which shall be "Permitted Debt":

                 (a) Indebtedness of the Borrower to the Bank evidenced by the Loan Documents;

                 (b) indebtedness of the Borrower or any Subsidiary for borrowed money if (i) such indebtedness is unsecured; (ii) prior to and after giving effect to the incurrence of such indebtedness, no Default or Event of Default has occurred and is continuing; and (iii) at no time would such indebtedness be senior in right of payment to the Indebtedness evidenced by the Loan Documents and Other Senior Debt in situations involving the events described in Sections 11(e) and 11(f);

                 (c) other Indebtedness, whether or not secured, of the Borrower or any Subsidiary, the aggregate outstanding amount of which does not at any time exceed $3,000,000; and

                 (d) Indebtedness of the Borrower or any Subsidiary, existing on the date hereof and described on Exhibit 10.01(d) hereof and which has been approved by the Bank, provided that such Indebtedness is not increased, renewed or extended or permitted to remain outstanding after the stated maturity thereof.

                 Section 10.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Properties (other than Property which constitutes "Margin Stock" as defined in Regulations G, T, U or X) (now owned or hereafter acquired) of the Borrower or any Subsidiary except:

                 (a)      Permitted Liens:

                 (b)      Liens existing on the date hereof and described on
Exhibit 10.02(b) hereof and which have been approved by the Bank, and Liens extending any such existing Lien, if the principal amount secured is not increased and the extended Lien does not cover any Property which is not covered by the existing Lien extended thereby; and

                 (c)      Liens securing the indebtedness permitted by
Section 10.01(c) hereof.

                 Section 10.03. Investments. The Borrower will not, and will not permit any Subsidiary to, permit to remain outstanding any loan or advance (other than any loan or advance made by the Borrower or any Subsidiary in the ordinary course of business which is treated as an expense item in accordance with GAAP) to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in (other than Common Stock of the Borrower so long as, at the time of such acquisition and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing), or make any capital contribution to, any Person, or otherwise make, incur, create, assume or suffer to exist any Contingent Liability or any Investment of the Borrower or any Subsidiary to purchase or acquire any assets (exclusive of purchases and acquisitions of, tangible assets related to the Borrower's or any Subsidiary's business), except that:

                 (a) the Borrower or any Subsidiary may acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business and not otherwise prohibited hereunder) owing to the Borrower or any Subsidiary;

                 (b) the Borrower or any Subsidiary may own, purchase or acquire (i) commercial paper rated P-1 by Moody's Investors' Service or A-1 by Standard & Poor's Corporation, due within one (1) year from the date of purchase, (ii) certificates of deposit (due within one (1) year from the date of purchase and denominated in Dollars) in, bank repurchase agreements with and deposits in United States commercial banks or foreign branches of United States commercial banks (having capital in excess of $100,000,000) due within one (1) year from the date of purchase, (iii) obligations of the United States government or any agency thereof due within one (1) year from the date of purchase, and (iv) obligations guaranteed by the United States government due within one (1) year from the date of purchase;

                 (c) the Borrower or any Subsidiary may own, purchase or acquire Investments which are also Indebtedness to the extent permitted by
Section 10.01 hereof; and

                 (d) the Borrower or any Subsidiary may make purchases or acquisitions that may constitute Investments to the extent that such purchases or acquisitions are otherwise permitted by this Agreement.

                 Section 10.04. Dividends, Distributions and Redemptions. The Borrower will not, and will not permit any Subsidiary (other than a Wholly-Owned Subsidiary) to, pay or declare any dividend (except dividends and distributions payable only in Common Stock of the Borrower or such Subsidiary to the extent that such dividends in stock are payable only with respect to stock of the same type and class) on any class of its stock or make any other distribution on account of any class of the Borrower's or any Subsidiary's stock or redeem purchase or otherwise acquire for cash, directly or indirectly, any shares of any Subsidiary's stock or any options or warrants to purchase its stock; provided, however, that so long as no Default or Event of Default exists at the time of or would exist immediately following such payment, the Borrower may pay dividends or make any other distribution to its shareholders in an aggregate amount for all such dividends or distributions in each Fiscal Year of the Borrower not to exceed $15,000,000; provided, further, that repurchases by the Borrower of its Common Stock to the extent permitted under
Section 10.03 shall not be included in the foregoing calculation.

                 Section 10.05. Sale or Other Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its Property (other than Property which constitutes "Margin Stock" as defined in Regulations G, T, U or X) (whether now owned or hereafter acquired); provided, however, that (a) the Borrower or any Subsidiary may in the ordinary course of business dispose of Property consisting of goods or equipment that are, in the opinion of the Borrower or any Subsidiary, obsolete or unproductive, but if in the good faith judgment of the Borrower or any Subsidiary such disposition without replacement thereof would have a Material Adverse Effect, such goods and equipment shall be replaced, or their utility and function substituted, by new or existing goods or equipment and (b) the Borrower or any Subsidiary may dispose of Property if, after giving effect to such disposition:

                 (a) in the case of a sale of Property, (i) the sum of Operating Cash Flow attributable to all Property sold during the most recent Calculation Period with respect to the proposed sale; calculated as of the date of such proposed sale of assets, plus Operating Cash Flow attributable to all assets proposed to be sold, calculated as of the date of such proposed sale of assets, determined by reference to such Calculation Period, does not exceed 10% of Operating Cash Flow for such Calculation Period; and

                 (b) in the case of an exchange of Property, including without limitation a CATV system, such exchange satisfies the conditions that:

                 (i) the Property to be acquired constitutes cable television assets and such assets are unencumbered; and

                 (ii) after giving effect to such transaction, there shall not be a Material Adverse Effect on the Borrower and its Subsidiaries with respect to the prospect of the future generation of Adjusted Operating Cash Flow, on a consolidated basis, subscriber penetration levels, general mix of assets and the condition, quality and development level of technical equipment, and such transaction shall not render the Borrower and its Subsidiaries insolvent or generally unable to pay its or their debts as they become due; and

                 (iii) the Borrower notifies the Bank of such trade or exchange (including information comparing the Property being traded or exchanged and the methodology used to establish the equated values); and

                 (iv) the sum of Operating Cash Flow attributable to all assets proposed to be exchanged, calculated as of the effective date of any such exchange, determined by reference to such Calculation Period, does not exceed 25% of Operating Cash Flow for such Calculation Period; and

                 (c)      In the case of clauses (A) and (B) above;

                 (i) no Default or Event of Default exists immediately prior to, or after giving effect to, such sale or exchange; and

                 (ii) such sale or exchange is made without recourse (other than as a result of normal and customary representations, warranties and indemnities given buyers in the cable television business) to the Borrower and its Subsidiaries; and

                 (iii) proceeds from the sale of assets not reinvested in like assets will be used to repay Indebtedness hereunder or Other Senior Debt.

                 Section 10.06. Merger and Acquisition. The Borrower will not, and will not permit any Subsidiary to, merge or consolidate with any Person; provided, however, that

                 (a) the Borrower may merge or consolidate with any Subsidiary so long as the Borrower is the surviving or continuing corporation;

                 (b) the Borrower or any Subsidiary may merge or consolidate with any Person so long as (i) either the Borrower or such Subsidiary is the surviving or continuing entity; (ii) such Person is in the business of operating CATV Systems; and (iii) after giving effect to such merger or consolidation, the Adjusted Operating Cash Flow of the surviving entity is at least equal to or greater than the Adjusted Operating Cash Flow of the Borrower or such Subsidiary prior to such merger or consolidation.

                 Section 10.07. Sale-Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into or permit to remain in effect any sale-leaseback or similar arrangement, including, without limitation, any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary (as lessee) of real or personal Property which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced on the security of such Property or rental obligations of the Borrower or any Subsidiary.

                 Section 10.08. Sale or Discount of Receivables. The Borrower will not, and will not permit any Subsidiary to, sell, discount or otherwise transfer, whether with or without recourse, any of its notes or accounts receivable other than in the ordinary course of business for collection of delinquent notes or accounts receivable.

                 Section 10.09. Supply and Purchase Contracts. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any agreement for the purchase of materials, supplies or other Property if such agreement requires that payment for such materials, supplies or other Property shall be made regardless of whether or not delivery is ever made or tendered of such materials, supplies or other Property.

                 Section 10.10. Use of Proceeds. The Borrower will not use, nor permit the use of, all or any portion of any Loan for any purpose not permitted by Section 2.08 or 10.15 hereof.

                 Section 10.11. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly enter into any transaction with any Affiliate or holder of 5% or more of any class of capital stock of the Borrower, except for transactions (including any loans or advances by or to any Affiliate) in good faith, the terms of which are fair and reasonable to the Borrower or such Subsidiary, and which are at least as favorable as the terms which could be obtained by the Borrower or such Subsidiary in a comparable transaction made on an arm's-length basis between unaffiliated parties.

                 Section 10.12. Change of Business. Each of the Borrower and each Subsidiary will at all times carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted. The Borrower will not, and will not permit any Subsidiary to, make any material change in the nature of the business conducted by the Borrower and its Subsidiaries taken as a whole. Borrower shall, and shall cause all Subsidiaries to, at all times maintain in full force and effect, and remain in material compliance with, all Material Franchise Agreements, and licenses and permits necessary to the operation of such business.

                 Section 10.13. Acquisitions. The Borrower will not, and will not permit any Subsidiary to, purchase or otherwise acquire all or substantially all of the assets or capital stock of any other Person; provided, however, that the Borrower or any Subsidiary may acquire, all or substantially all of the assets or capital stock of a Person if (a) immediately prior to, and after giving effect to such transaction, no Default or Event of Default shall have occurred hereunder, and (b) (i) in the case of an asset acquisition, the assets acquired shall be related to or (ii) in the case of a stock acquisition, the Person whose capital stock is being acquired shall be in, the cable television business or businesses which are ancillary, incidental or necessary thereto or reasonably related thereto.


                 Section 10.14. Certain Financial Covenants.

                 (a)      The Borrower will not at any time permit the ratio of
(i) the aggregate Indebtedness of the Borrower and its Subsidiaries calculated as at the most recent Calculation Date, to (ii) Adjusted Operating Cash Flow, calculated for the preceding twelve (12) month period ending on the most recent Calculation Date, to be greater than the ratios in effect for the periods set forth below:


         For the Period:                           Maximum Ratio

         From the Closing Date through             5.0 to 1.0
         and including 9/30/91
         On 10/1/91 and at all times               4.0 to 1.0
         thereafter

                 (b)      The Borrower will not at any time permit the ratio of
(i) Adjusted Operating Cash Flow for the preceding twelve month period to (ii) Consolidated Debt Service for the next succeeding twelve (12) month period, in each case calculated as of each Calculation Date of the Borrower, to be less than 1.25 to 1.0.

                 (c) The Borrower will not permit its Fixed Charge Coverage Ratio calculated for any twelve (12) month period preceding the month of calculation to be, at any time, less than 1.10 to 1.0.

                 Section 10.15. Limitation On Margin Stock. The Borrower will not, and will not permit any Subsidiary to, acquire Margin Stock such that at any time (a) Margin Stock of the Borrower and its Subsidiaries represents more than 25% of the value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, or (b) any Loan or Loans shall be in violation of Regulation G, T, U or X.


                                   ARTICLE XI

                               EVENTS OF DEFAULT

                 Section 11.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) the Borrower shall fail to pay, repay or prepay when due any amount of principal of the Note; or the Borrower shall fail to pay or prepay within five (5) Business Days of the due date thereof any amount of interest on the Note or any amount of any fee provided for in this Agreement or any other amount owing by it to the Bank pursuant to this Agreement or any other Loan Document; or

                 (b) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 9.01(e), (h), (i), (j) or
Article X of this Agreement; or

                 (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in paragraph (a) or (b) of this Section 11.01) on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days; or

                 (d) any representation or warranty made by the Borrower or any Subsidiary in this Agreement, or any other Loan Document or any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect when made or when deemed made; or

                 (e) the Borrower or any Subsidiary (i) admits in writing its inability to pay its debts generally as they become due; (ii) generally fails to pay its debts as they become due; (iii) files a petition or answer seeking for itself, or consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under, any bankruptcy law or any insolvency law or other law for the relief or aid of debtors (including, without limitation, the United States Bankruptcy Code or any amendment thereto); or (iv) makes an assignment for the benefit of its creditors; or

                 (f) there is appointed a receiver, custodian, liquidator, fiscal agent or trustee of the Borrower or any Subsidiary or of the whole or any substantial part of its properties or assets, or any court enters an order, judgment or decree approving a petition filed against the

Borrower or any Subsidiary seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law referred to in paragraph (e) of this Section 11.01 and either such order, judgment or decree so filed against it is not dismissed or stayed (unless and until such stay is no longer in effect) within thirty (30) days of entry thereof or an order for relief is entered pursuant to any such law: or

                 (g) the failure (unless waived or consented to in accordance with the documents evidencing such Indebtedness) of the Borrower or any Subsidiary to pay when due (after giving effect to any grace period therefor) any Indebtedness of the Borrower or any Subsidiary (other than Indebtedness referred to in paragraph (a) of this Section 11.01) in aggregate principal amount greater than $5,000,000, or the default (unless waived or consented to in accordance with the documents evidencing such Indebtedness) by the Borrower or any Subsidiary under any such Indebtedness in aggregate principal amount greater than $5,000,000 (or under any agreement or document under or by which any such Indebtedness is created, evidenced or secured), in respect of which any applicable notice has been given and any applicable grace period has elapsed and the effect of which default is to accelerate, or to entitle any Person to accelerate, any maturity thereof; or

                 (h) one or more final judgments or orders for the payment of money in the aggregate in excess of $1,000,000 (or the equivalent thereof, if such judgment or order shall be rendered in a currency other than Dollars), shall be rendered against the Borrower or any Subsidiary on claims not covered by insurance or as to which the insurance carrier denies responsibility and such judgments shall continue unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (i) (i) the Borrower, any ERISA Affiliate or any of their agents or representatives shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which can be expected to result in a material liability to the Borrower or any ERISA Affiliate, (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any PBGC Plan or Multiple Employer Plan, if in the reasonable judgment of the Bank, such accumulated funding deficiency would give rise to a material liability of Borrower or any ERISA Affiliate, (iii) the Borrower or any ERISA Affiliate shall apply for or be granted a funding waiver under Section 302 of ERISA or Section 412 of the Code, which waiver or request for waiver is for a material amount, (iv) a Reportable Event shall occur with respect to any PBGC Plan or Multiple Employer Plan, which Reportable Event is, in the reasonable opinion of the Bank, likely to result in the termination of such PBGC Plan or Multiple Employer Plan for purposes of Title IV of ERISA and to give rise to a material liability of the Borrower or any ERISA Affiliate,
(v) proceedings shall commence to have a trustee appointed or a trustee shall be appointed to terminate or administer a PBGC Plan or

Multiple Employer Plan which proceeding is, in the reasonable opinion of the Bank, likely to result in the termination of such PBGC Plan or Multiple Employer Plan and to give rise to a material liability of the Borrower or any ERISA Affiliate with respect to such termination, (iv) a notice of intent to terminate a PBGC Plan or Multiple Employer Plan under Section 4041(c) is filed with the PBGC if such termination would give rise to a material liability of the Borrower or any ERISA Affiliate, (vii) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that in the reasonable opinion of the Bank, there could be a material liability incurred by or imposed upon Borrower or any ERISA Affiliate, (viii) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances that, in the reasonable opinion of the Bank, would likely subject the Borrower or any ERISA Affiliate to material liability, (ix) any Lien arising under Section 4068 of ERISA or Section 412(n) of the Code shall attach to the assets or property of the Borrower or any ERISA Affiliate, or (x) any event or condition described in
(i) through (ix) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, Multiple Employer Plan or Multiemployer Plan which individually or in combination with one or more of any events described in (i) through (ix) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, in the reasonable opinion of the Bank would likely subject the Borrower or any ERISA Affiliate to any material tax, penalty or other liability (for purposes of this Section 11.01(i), an obligation or liability shall be considered material if it results, in a Material Adverse Effect; or

                 (j) if at any time (A) Management and the directors of the Borrower or any Subsidiary, or any heir under a will or by law of the foregoing, shall in the aggregate own less than 30% of the Common Stock of the Borrower (on a fully diluted basis), or (B) the Borrower shall own less than 100% of the capital stock of any Subsidiary (other than Margin Stock), except as otherwise permitted herein: or

                 (k) the effective revocation or rescission at any time of all or any part of the Initial Acquisition, other than with respect to the "Retained Systems," as that term is defined in the Acquisition Agreement, and on the terms and conditions described in the Acquisition Agreement; or

                 (l) the revocation, rescission or other termination of any FCC license, permit or franchise owned by the Borrower or any Subsidiary that would have a Material Adverse Effect; or

                 (m) any CATV System comprising more than ten percent (10%) of the Adjusted Operating Cash Flow of the Borrower and its Subsidiaries shall be inoperable, for any reason, for a period of sixty (60) calendar days during any calendar year;

then, (A) with respect to any Event of Default described in Section 11.01(e) or (f) hereof, the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Agreement and the other Loan Documents shall automatically become immediately due and payable and the obligations of the Bank to make Loans shall automatically terminate, without presentment, demand, protest or further notice (including, without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are hereby expressly waived by the Borrower, and (B) with respect to any other Event of Default, the Bank by notice to the Borrower, (y) declare the obligation of the Bank to make Loans to be terminated, whereupon such obligation and the Commitments of the Bank shall forthwith terminate, and (z) declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without, except as otherwise expressly provided for herein or in the Note, presentment, demand, protest or further notice (including, without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are hereby expressly waived by the Borrower.

                 Section 11.02. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Bank may (subject to the provisions of the other Loan Documents) proceed to protect and enforce the rights of the Bank either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of the Indebtedness outstanding under the Notes, hereunder and under the other Loan Documents and interest thereon in the manner set forth herein or therein; or may proceed to foreclose upon any Liens granted pursuant to any Loan Documents in the manner set forth therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

                                  ARTICLE XII

                                 MISCELLANEOUS

                 Section 12.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 12.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered:

        if to the Borrower, at its address at:

                 3015 Southeast Loop 323
                 Tyler, Texas 75701
                 Attention: Jimmie Taylor

        if to the Bank, at its address at:

                 712 Main Street - 3 TCB-N 59
                 P. 0. Box 2558
                 Houston, Texas 77252
                 Attention: Kevin Kelty
                 Telecopy No.: (713) 236-5880

All such notices and communications shall, when mailed, telegraphed, telexed, transmitted or cabled, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, except that notices and communications to the Bank pursuant to Article II or III shall not be effective until received by the Bank.

                 Section 12.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of an remedies provided by law.

                 Section 12.04. Indemnification. (a) The Borrower agrees to indemnify, defend and save harmless the Bank, and its officers, directors, employees, agents and attorneys, and each of them (the "Indemnified Parties"), from and against all claims, actions, suits and other legal proceedings, damages, costs, interest, charges, counsel fees and other expenses and penalties which any of the Indemnified Parties may sustain or incur by reason of or arising out of the execution and delivery of any of the Loan Documents, the consummation of the transactions contemplated thereby or hereby, or in connection with the purchase or attempted purchase pursuant to the terms of the Acquisition Documents (collectively, the "Subject Transactions"), including, without limitation, damages, costs and expenses incurred by any of the Indemnified Parties in investigating, preparing for, defending against, or providing evidence, producing documents, or taking any other action in respect of any commenced or threatened litigation under any federal securities law or any other law of any jurisdiction or at common law which is alleged to arise out of or is based upon:

                 (i) the claims of any Person (other than claims of the Borrower, which have been finally adjudicated in favor of the Borrower and for which no further appeal may be made) that, in connection with the Subject Transactions, any of the Indemnified Parties has violated any fiduciary or confidentiality responsibilities, or any representations, warranties or covenants, express or implied, made or alleged to have been made by any of the Indemnified Parties, to or in favor of such Person;

                 (ii) any untrue statement or alleged untrue statement of any material fact by the Borrower or any Affiliate in any document or schedule filed with the Securities and Exchange Commission or any other Governmental Authority;

                 (iii) any omission or alleged omission to state any material fact required to be stated in any document or schedule set forth in (ii) of this Section 12.04(b) or necessary to make the statements made therein not misleading in light of the circumstances under which made;

                 (iv) any acts or omissions, or alleged acts or omissions of the Borrower, any Affiliate or their agents related to the Acquisition Documents, any acquisition, purchase or sale of stock or assets, or the financing thereof, which are alleged to violate any federal securities law or any other law of any jurisdiction applicable to the Acquisition Documents, such acquisition, the purchase or sale of stock or assets, or the financing thereof;

                 (v) any withdrawals, termination or cancellation of the Acquisition Documents:

                 (vi) any other claims of any nature whatsoever arising from or related to the Subject Transactions; or

                 (vii) any losses, claims or other damages arising from any bulk transfer of assets;

provided that no Indemnified Party shall be entitled to the benefits of this
Section 12.04(b) to the extent its own gross negligence or willful misconduct contributed to its loss and further provided, that it is the intention of the Borrower to indemnify the Indemnified Parties against the consequences of their own negligence.

                 (b) This Agreement is intended to protect and indemnify the Indemnified Parties against all risks hereby assumed by the Borrower. The obligations of the Borrower under Section 12.04(a) shall survive any termination of this Agreement and the payment of the Note.

                 Section 12.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not the Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                 Section 12.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or an interest herein without the prior written consent of the Bank.

                 Section 12.07. Assignments and Participations.

                 (a) The Bank may assign or sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Note held by it); provided, that any such assignee must be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $500,000,000. Any such assignee hereunder shall be a party hereto, and to the extent rights have been assigned to it pursuant to this Section 12.07, shall have the rights and obligations of the Bank under the Loan Documents. Any participant shall be entitled to the benefits of Section 4.06.

                 (b) The Bank may, in connection with an assignment or participation or proposed assignment or participation pursuant to this Section 12.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from the Bank.

                 Section 12.08. GOVERNING LAW. (a) THIS AGREEMENT, THE NOTES AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE PARTIES HERETO UNDER THE LAWS OF THE STATE OF TEXAS, AND SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

                 (b) Notwithstanding anything in Section 12.08(a) to the contrary, nothing in this Agreement or in the Note or any Loan Documents shall be deemed to constitute a waiver of any rights which the Bank may have under applicable federal law relating to the amount of interest which any Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where the Bank is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Bank and the Borrower agree that (i) if Article 1.04, Subtitle 1, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, is applicable to such determination, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply, provided that, to the extent permitted by such Article, the Bank may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans, and (ii) the provisions of Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or any Note issued hereunder.

                 Section 12.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 Section 12.10. Limitation on Agreements. All agreements between the Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on the Notes or otherwise, shall the amount paid, or agreed to be paid, to the Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of the Borrower to the Bank under the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note and the amounts owing on other obligations of the Borrower to the Bank under the loan Documents, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of the indebtedness of the Borrower to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this Section 12.10 shall control and supersede every other provision of all agreements between the Borrower and the Bank.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and effective as of the date first written above by their respective officers or agents thereunto duly authorized.

                                  BORROWER:

                                  TCA CABLE TV INC.
                                  By:  Robert M. Rogers
                                  Name: Robert M. Rogers
                                  Title: President

                                     BANK:

                                     TEXAS COMMERCE BANK NATIONAL
                                      ASSOCIATION

                                     By:   Victoria Williams English
                                     Name: Victoria Williams English
                                     Title: Vice President

                                     Domestic Lending Office:

                                     712 Main Street
                                     Houston, Texas 77002

                                     Eurodollar Lending Office:

                                     712 Main Street
                                     Houston, Texas 77002

EXHIBITS
- --------
Exhibit 2.02                                  Form of Facility I Note
Exhibit 3.02                                  Form of Notice of Facility II Borrowing
Exhibit 3.03                                  Form of Facility II Note
Exhibit 7.01(II)(a)(iv)(I)                    Form of Notice of Facility I Borrowing
Exhibit 8.04(a)-1                             Material Agreements (after giving effect to the Initial
                                              Acquisition)
Exhibit 8.04(a)-2                             Violations of Material Agreements and Franchise
                                              Agreements
Exhibit 8.05                                  Material Agreements and Franchise Agreements Requiring
                                              Consent
Exhibit 8.07                                  Litigation
Exhibit 8.10                                  Franchise Agreements (after giving effect to the Initial
                                              Acquisition) and exceptions to the representations set forth in Section 8.10(a)-(e)
Exhibit 8.16                                  Subsidiaries
Exhibit 10.01(d)                              Permitted Existing Indebtedness
Exhibit 10.02(b)                              Permitted Existing Liens

                                                                  Exhibit 2.02

                                  FACILITY I
                            REVOLIVING CREDIT NOTE

$50,000,000                                                 September 13, 1989

                 FOR VALUE RECEIVED, the undersigned, TCA CABLE TV INC., a Texas corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), on or before the Termination Date, the principal sum of FIFTY MILLION AND 00/100 Dollars ($50,000,000.00) or, if less, the aggregate unpaid principal amount of all Facility I Loans made by the Bank pursuant to the terms and provisions of that certain Credit Agreement dated as of September 13, 1989 between the Borrower and the Bank (the "Credit Agreement": capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement).

                 The outstanding principal balance of each Facility I Loan shall be due and payable on the Termination Date and as otherwise provided in the Credit Agreement. Borrower promises to pay interest on the unpaid principal balance of each Facility I Loan from the date of such Loan until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of each Facility I Loan from and including the date of such Loan to but excluding the Termination Date at the rate or rates, and shall be due and payable on the dates, set forth in the Credit Agreement. Any amount not paid when due with respect to principal (whether at stated maturity, by acceleration or otherwise), costs or expenses, or, to the extent permitted by applicable law, interest, shall bear interest from the date when due to and excluding the date the same is paid in full, payable on demand, at the rate provided for in Section 2.03(d) of the Credit Agreement.

                 Payments of principal and interest, and all amounts due with respect to costs and expenses, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim, to the Bank not later than 1:00 P.M. (Houston time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the Credit Agreement.

                 If any payment of principal or interest on this Revolving Credit Note shall become due on a Saturday, Sunday, or public holiday on which the Bank is not open for business, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

                 In addition to all principal and accrued interest on this Revolving Credit Note, the Borrower agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of this Revolving Credit Note in collecting this Revolving Credit Note through any probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorney's fees when and if this Revolving Credit Note is placed in the hands of an attorney for collection after default.

                 If the maturity of this Revolving Credit Note is accelerated for any reason before the due date stated, or in the event of voluntary prepayment by the Borrower, earned interest may never include more than the Highest Lawful Rate, and any unearned interest otherwise payable under this Revolving Credit Note which is in excess of the Highest Lawful Rate shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, be credited on the principal of this Note, and thereafter shall be refunded to the Borrower. Any interest computation under this Revolving Credit Note shall be at not more than the Highest Lawful Rate upon the portion of the face amount thereof representing principal which remains unpaid from time to time, it being intended to conform strictly to the laws of the State of Texas and of the United States of America applicable to loans by the holder hereof as now in force, and in the event that it should be held that interest payable under this Revolving Credit Note is in excess of the Highest Lawful Rate, the interest chargeable hereunder shall be reduced to the Highest Lawful Rate.

                 The date, amount, type, interest rate and Interest Period of each Facility I Loan made by the Bank to the Borrower, and each payment made on account of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Revolving Credit Note, endorsed by the Bank on
Schedule I attached hereto or any continuation thereof; provided, however, that the failure of the Bank to do so or if any such information so recorded by the Bank on such schedule shall be incorrect or in error, such failure or error shall not in any way affect the validity, enforceability or effectiveness of this Revolving Credit Note or the validity or effectiveness of the transfer of this Revolving Credit Note.

                 This Revolving Credit Note is the Note provided for in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified and provisions to the effect that no provision of the Credit Agreement or this Revolving Credit Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. Borrower may borrow, repay and reborrow under this Revolving Credit Note in accordance with the terms of the Credit Agreement. It is contemplated that by reason of prepayments or repayments hereon prior to the Termination Date, there may be times when no indebtedness is owing hereunder prior to such date; but notwithstanding such occurrences, this Revolving
Credit Note shall remain valid and shall be in full force and effect as to Facility I Loans made pursuant to the Credit Agreement subsequent to each such occurrence.

                 Except as otherwise specifically provided for in the Credit Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

                 THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

                 IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.

                                           TCA CABLE TV INC.
                                            a Texas corporation

                                           BY:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------

                                   SCHEDULE I

                                FACILITY I LOANS

       Principal
Date   Amount        Type          Maturity       Amount        Date          Unpaid
of     of            of     Int.   Date of        Paid or       Paid or       Principal     Notation
Loan   Loan          Loan   Rate   Loan           Prepaid       Prepaid       Amount        Made By

                                                                    Exhibit 3.02

                        NOTICE OF FACILITY II BORROWING

                 This notice is given by TCA Cable TV Inc. a Texas corporation (the "Borrower"), pursuant to Section 3.05(a) of that certain Credit Agreement dated as of September 13, 1989 (the "Credit Agreement") and executed by and between the Borrower and Texas Commerce Bank National Association, a national banking association (the "Bank"). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

                 1. The undersigned hereby requests on behalf of the Borrower that the Bank makes funds available for a Facility II Loan to the Borrower in the amount of $_________.

                 2. The Borrowing Date for the requested Facility II Loan is _____________, 19___.

                 3. The type of Facility II Loan and corresponding Interest Period requested are:

                          [] Alternate Base Rate Loan for an Interest Period
                             of: _ Days.

                          [] Eurodollar Rate Loan for an Interest Period
                             of: ____ 1 month ____ 2 months ___ 3 months
                             ____ 6 months.

                          [] Adjusted CD Rate Loan for an Interest Period
                             of: ____ 30 days ____ 60 days ____ 90 days
                             ____ 180 days.


                 4. The Borrower hereby certifies to the bank that all conditions to the Bank's obligations to make the Facility II Loan requested herein as set forth in
                          Article VII of the Credit Agreement have been fulfilled as of the date hereof.

                 IN WITNESS WHEREOF, this Notice of Facility II Borrowing is submitted to the Bank on _______ 19___.

                                              TCA CABLE TV INC.

                                              By:
                                                     ------------------------
                                              Name:
                                                     ------------------------
                                              Title:
                                                     -------------------------

                                 FACILITY II                        Exhibit 3.03
                                  TERM NOTE


$_________                                                    ________  __, 1991

                 FOR VALUE RECEIVED, the undersigned, TCA CABLE TV INC., a Texas corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), on or before the Termination Date, the principal sum of [insert amount of the Bank's Facility II Commitment in words] Dollars ($[amount of the Bank's Facility II Commitment in figures]) in accordance with the terms and provisions of that certain Credit Agreement dated as of September 13, 1989 between the Borrower and the Bank (the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement).

                 The outstanding principal balance of this Term Note shall be due and payable on each Facility II Commitment Reduction Date set forth in
Section 3.06(a) of the Credit Agreement, and as otherwise provided in the Credit Agreement. Borrower promises to pay interest on the unpaid principal balance of this Term Note from the date of the Facility II Loan until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Term Note from and including the date of the Facility II Loan to but not including the Termination Date at the rate or rates, and shall be due and payable on the dates, set forth in the Credit Agreement. Any amount not paid when due with respect to principal (whether at stated maturity, by acceleration or otherwise), costs or expenses, or, to the extent permitted by applicable law, interest, shall bear interest from the date when due to and excluding the date the same is paid in full, payable on demand, at the rate provided for in Section 3.04(d) of the Credit Agreement.

                 Payments of principal and interest, and all amounts due with respect to costs and expenses, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Bank not later than 1:00 P.M. (Houston time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the Credit Agreement.

                 If any payment of principal or interest on this Term Note shall become due on a Saturday, Sunday, or public holiday on which the Bank is not open for business, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

                 In addition to all principal and accrued interest on this Term Note, the Borrower agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of this Term Note in collecting this Term Note through any probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if this Term Note is placed in the hands of an attorney for collection after default.

                 If the maturity of this Term Note is accelerated for any reason before the due date stated, or in the event of voluntary prepayment by the Borrower, earned interest may never include more than the Highest Lawful Rate, and any unearned interest otherwise payable under this Term Note which is in excess of the Highest Lawful Rate shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, be credited on the principal of this Term Note, and thereafter shall be refunded to the Borrower. Any interest computation under this Term Note shall be at not more than the Highest Lawful Rate upon the portion of the face amount thereof representing principal which remains unpaid from time to time, it being intended to conform strictly to the laws of the State of Texas and of the United States of America applicable to loans by the holder hereof as now in force, and in the event that it should be held that interest payable under this Term Note is in excess of the Highest Lawful Rate, the interest chargeable hereunder shall be reduced to the Highest Lawful Rate.

                 This Term Note is the Note provided for in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified, and provisions to the effect that no provision of the Credit Agreement or this Term Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

                 Except as otherwise specifically provided for in the Credit Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

                 THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

                 IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.

                                        TCA CABLE TV INC.
                                        a Texas corporation

                                        By:
                                               -------------------------------
                                        Title:
                                               -------------------------------

                                                      Exhibit 7.01(II)(a)(iv)(I)

                         NOTICE OF FACILITY I BORROWING

                 This notice is given by TCA Cable TV Inc., a Texas corporation (the "Borrower"), pursuant to Section 2.04(a) of that certain Credit Agreement dated as of September 13, 1989 (the "Credit Agreement") and executed by and between the Borrower and Texas Commerce Bank National Association, a national banking association (the "Bank"). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

                 1. The undersigned hereby requests on behalf of the Borrower that the Bank makes funds available for a Facility I Loan to the Borrower in the amount of $______.

                 2. The Borrowing Date for the requested Facility I Loan is ___________, 19___.

                 3. The type of Facility I Loan and corresponding Interest Period requested are:

                          [ ] Alternate Base Rate Loan for an Interest Period of: ___ Days.

                          [  ]  Eurodollar Rate Loan for an Interest Period of:
                          ___ 1 month ___ 2 months ___ 3 months ___ 6 months.

                          [  ]  Adjusted CD Rate Loan for an Interest Period of:
                          ___ 30 days ___ 60 days ___ 90 days ___ 180 days.

                 4. The Borrower hereby certifies to the Bank that all conditions to the Bank's obligations to make the Facility I Loan requested herein as set forth in
                          Article VII of the Credit Agreement have been fulfilled as of the date hereof.

                 IN WITNESS WHEREOF, this Notice of Facility I Borrowing is submitted to the Bank on __________, 19__.

                                        TCA CABLE TV INC.

                                        By:    ________________
                                        Name:  ________________
                                        Title: ________________

                      Exhibit 8.04(a)-I- Credit Agreement
                              Material Agreements

1. Loan Agreement dated July 13, 1989 between TCA Cable TV, Inc. and First City, Texas-Tyler providing for loans up to $3,000,000.00 in the aggregate, terminating June 30, 1996. TCA Cable TV, Inc. has agreed with First City, Texas-Tyler to enter into a Loan Agreement providing for loans of up to $10,000,000.00.

2. Loan Agreement between NCNB Texas National Bank-Tyler (formerly First RepublicBank Tyler, N.A.), TCA Management Company as Borrower and TCA Cable TV, Inc. as Guarantor dated March 1, 1988, as amended March 1, 1989, providing for a line of credit of up to $1,000,000.00, due March 1, 1990.

3. Revolving Line of Credit of Southside State Bank, Tyler, Texas, in favor of TCA Management Company providing a line of credit of up to $1,250,000.00 guaranteed by TCA Cable TV, Inc.

4. Revolving Credit and Term Loan Agreement dated December 1, 1986 between TCA Cable TV, Inc. and First National Bank of Chicago, as amended August 31, 1988. TCA Cable TV has agreed with First National Bank to amend and restate the Agreement to provide for a credit facility of up to $50,000,000.00.

5. Two Note Purchase Agreements between TCA Cable TV, Inc. and The Prudential Insurance Company of America dated June 2, 1987 and December 21, 1987, respectively. TCA Cable TV, Inc. has agreed with The Prudential Insurance Company of America to enter into an additional Note Purchase Agreement providing for the issuance of up to $100,000,000.00 in principal amount of notes.

6. Sales Agreement between TCA Cable of Amarillo, Inc. and Tempo Cable, Inc. providing for the acquisition of the assets of Tempo Cable, Inc. as they relate to the cable television system located in Canyon, Rockwell and Dalhart, Texas for an aggregate purchase price of approximately $9,997,359.

7. Purchase Agreement (to be executed) between Telecable Associates, Inc. and Snyder Cablevision Associates, L.P. providing for the acquisition of the assets of Snyder Cablevision Associates, L.P. as they relate to the cable television system located in the City of Snyder, Texas for an aggregate purchase price of approximately $8,400,000.00 ($500,000.00 to be held in escrow) together with an Agreement Not to Compete for an aggregate consideration of $1,100,000.00.

8. Asset Purchase and Sale Agreement dated July 14, 1989 among Jack Kent Cooke, Incorporated, Cooke Media Group, Inc. and certain of their subsidiaries, and TCA Cable TV, Inc. providing for the acquisition of certain assets of Sellers as they relate to the Systems identified pursuant to a schedule attached to this Agreement, for an aggregate consideration of approximately $156,300,000.00, plus the assumption of certain liabilities, together with a Covenant Not to Compete for an aggregate consideration of approximately $28,000,000.00. (This Agreement is proposed to be amended to allow the closing of the transaction on September 29, 1989 despite the failure to obtain certain consents.)

9. Management Agreement (to be executed) between Cooke South Central Communications, Inc. and Texas Telecable, Inc. providing for the operation of the Victoria, Texas System until October 6, 1989.

10. Agreement dated July 14, 1989 among Tele-Communications, Inc., Robin Cable Systems, L.P., Eastern Tennessee CableVision, L.P., TCA Cable TV, Inc., John Rigas, Chambers Communications Corporation, Falcon Cable Systems Company, Intermedia Partners and Frank Washington regarding the relative rights of each Buyer with respect to the Asset Purchase Agreement entered into by each Buyer and the applicable Sellers (as such terms are defined).

11.      TCA Cable TV, Inc. Incentive Stock Option Plan.

12.      TCA Deferred Savings and Retirement Plan.

                 Exhibit 8.04(a)-2 and 8.05 - Credit Agreement
                     Material Agreements Requiring Consent

1. The consent to the transfer of the College Station, Texas franchise is not yet final, but Borrower anticipates that such consent will be final on September 24, 1989.

2. Consent of the FCC is required for the transfer of the licenses listed on Schedule 4.8(c) of the Acquisition Agreement. Consents to the transfer of certain of the licenses described on Schedule I hereto have not been obtained as of the date of this Agreement. Borrower has filed with the FCC all applications necessary for the transfer of such licenses and anticipates that it will have received the FCC's consent to the transfer of such licenses prior to September 30, 1989. Obtaining the consent of the FCC is a condition to consummation of the transactions contemplated by the Acquisition Agreement.

                                   Schedule I

A.       Bryan/College Station System

         1.      Business Radio
                 a.       WNIB - 452
                 b.       KRC - 318

         2.      CARS Microwave

                 a.       WSJ - 76
                 b.       E865015

B.       Clovis System

         1.      Business Radio

                 a.       KUK - 437

         2.      CARS Microwave

                 a.       WDY - 79

C.       Greenville System

         1.      Business Radio

                 a.       WSP - 986

D.       Paris System

         1.      Business Radio

                 a.    KNEC - 361

         2    CARS  Microwave

              a.       WHZ - 802

E.       Victoria-System

         1.   Business Radio

              a.       KOH - 731

         2.   CARS Microwave

              a.       WHA - 63
              b.       WHZ - 722
              c.       WHZ - 723

                        Exhibit 8.07 - Credit Agreement
                              Material Litigation


                                      None

                        Exhibit 8.10 - Credit Agreement
                              Franchise Agreements




                                                           Exp.
                                                           Date
                                                           ----
Texas Franchises

Amarillo                                                   7/00

Athens                                                     12/97

Big Spring                                                 7/96

         Coahoma                                           3/96

Bryan                                                      9/94 (1)

         College Station                                   9/94 (1)


         Texas A&M                                         3/95 (1)


Canyon                                                     8/90

         Dalhart                                           8/10

Conroe                                                     6/96

         Willis                                            4/01

         Panorama                                          1/06

Floydada                                                   1/93

Gatesville                                                 10/94

         Ft. Gates                                         9/96

Gladewater                                                 1/12

         White Oak                                         11/94

         Clarksville                                       10/05

         Warren City                                       4/08

         Union Grove                                       12/09

Henderson                                                  1/93

         Huntsville                                        9/91

                                                           Exp.
                                                           Date
                                                           ----
Mineola                                                    6/96

         Lindale                                           2/91

         Grand Saline                                      8/95

         Quitman                                           8/99

Nacogdoches                                                8/95

         Appleby                                           4/03

Paris                                                      8/09 (1)

         Boswell (Oklahoma)                                3/06 (1)

         Honey Grove                                       3/06 (1)

         Reno                                              1/09 (1)

         Roxton                                            8/07 (1)

         Talco                                             5/00 (1)

         Toco                                              11/13(1)

Plainview                                                  1/97

Sulphur Springs                                            2/92

         Como                                              5/03

Victoria                                                   1/94 (1)

Winnsboro                                                  1/94

[Additionally, at the present time, Borrower, through a subsidiary is negotiating the purchase of the Snyder, Texas cable television franchise.]

Idaho Franchises

Sun Valley                                                 3/01

         Ketchum                                           9/97

                                                           Exp.
                                                           Date
                                                           ----
         Bellevue                                          2/03

         Haley                                             4/05

New Mexico Franchises

Clovis                                                     3/09 (1)

         Farwell (Texas)                                   6/09 (1)

         Texico                                            5/09 (1)

         Cannon AFB                                        6/92 (1)

Mississippi Franchises

Greenville                                                 5/90 (1)

Arkansas Franchises

Arkadelphia                                                2/04

         Gurdon                                            9/02

         Glenwood                                          3/03

         Amity                                             7/93

         Caddo Valley                                      1/04

Batesville                                                 4/00

         Cave City                                         3/13

         Sulphur  Rock                                     1/93

         Moorefield                                        6/95

Bentonville                                                2/97

Berryville                                                 1/07

         Carroll  City                                     9/96

         Eureka Springs                                    12/07

         Green Forest                                      2/07

                                                           Exp.
                                                           Date
                                                           ----
Corning                                                    1/97

         Clay County                                       9/96

Harrison                                                   11/13

         Bergman                                           1/13

         Bellefonte                                        1/07

         Valley Springs                                    1/12

         Boone County                                      8/96

Heber Springs                                              12/98

         Shirley                                           10/12

Helena                                                     9/97

         W. Helena                                         10/97

         Marvell                                           2/06

         Lexa                                              12/08

Magnolia                                                   1/07

         Waldo                                             7/06

         Columbia County                                   10/96

Malvern                                                    8/07

         Rockport                                          5/95

         Perla                                             9/05

         Garland County                                    7/18

McGehee                                                    8/07

         Lake Village                                      6/07

         Dermott                                           5/07

                                                           Exp.
                                                           Date
                                                           ----
         Dumas                                             11/05

         Mitchelville                                      5/05

Mena                                                       2/07

Mt. Home                                                   2/06

         Cotter                                            11/93

         Gassville                                         6/94

         Lakeview                                          9/99

         Baxter Co.                                        Perpetual

         Flippin                                           1/97

         Bull Shoals                                       4/06

Newport                                                    7/13

         Diaz                                              5/13

         Campbell                                          5/18

         Tuckerman                                         10/17

         McCrory                                           6/03

         Patterson                                         7/04

         Bald  Knob                                        3/09

         Jacksonport                                       3/02

Ozark                                                      11/91

         Altus                                             4/95

         Lamar                                             3/13

         Franklin Co.                                      3/13

Pocahontas                                                 4/04

Siloam Springs                                             7/91

                                                           Exp.
                                                           Date
                                                           ----
         W. Siloam                                         6/03

         Gentry                                            6/92

         Decatur                                           2/93

Springdale                                                 7/07

         Johnson                                           2/25

         Lowell                                            Perpetual

         Bethel Heights                                    3/03

Louisiana Franchises

Abbeville                                                  11/04

         Kaplan                                            3/12

         Erath                                             8/10

         Delcambre                                         5/11

         Vermilion                                         8/10

Bastrop                                                    11/05

         Mer Rouge                                         3/06

         Morehouse                                         11/05

         Collinston                                        3/08

Crowley                                                    4/05

         Acadia Parish                                     11/11

DeRidder                                                   10/30

         Vernon Parish                                     11/08

         Beauregard                                        8/06

         Rosepine                                          11/28

                                                           Exp.
                                                           Date
                                                           ----
Franklin                                                   7/09

         Baldwin                                           1/92

Lafayette                                                  4/96

         Lafayette Parish                                  12/89

         Br. Bridge                                        12/92

         Duson                                             11/01

         Scott                                             2/07

         Broussard                                         4/92

         Carencro                                          8/09

         Youngsville                                       6/11

         Maurice                                           11/01

Minden                                                     5/92

         Webster                                           6/02

Natchitoches                                               12/05

         Natchitoches Parish                               3/07

New Iberia                                                 11/99

         Jeanerette                                        10/92

         Iberia Parish                                     12/08

         Loureauville                                      3/11

Patterson                                                  4/94

         Bayou Vista                                       11/92

Rayne                                                      10/04

Ruston                                                     12/00

         Simsboro                                          2/09

                                                           Exp.
                                                           Date
                                                           ----
         Vienna                                            10/07

         Lincoln Parish                                    4/94

         Grambling                                         9/96

St. Martinville                                            6/04

         Parks                                             7/04

         Henderson                                         11/94

         St.M.Par(1,2,3)                                   11/94

         St.M.Par(4,5)                                     1/95

Winnfield                                                  7/21

         Winn Parish                                       6/36

(1)  To be purchased in connection with Initial Acquisition.

                        Exhibit 8.16 - Credit Agreement
                                  Subsidiaries



                                            Number of      Number of
  Name of Wholly-             State of        Shares         Shares
  owned Subsidiary         Incorporation   Authorized**   Outstanding
  ----------------         -------------   ------------   -----------
TCA Management Company         Texas             100             100
Teleservice Corporation of
 America                       Texas           2,000           1,800

Texas Community Antennas,
  Inc.                         Texas           9,000           8,205
Texas Telecable, Inc.          Texas       4,000,000         379,772
Telecable Associates, Inc.     Texas       5,000,000         450,000

Delta Cablevision, Inc.      Arkansas        100,000          40,000
TAL Financial Corporation     Nevada          10,000           1,000
Sun Valley Cablevision, Inc.   Idaho       1,000,000          50,000
TCA Cable TV of
 Amarillo, Inc.               Texas           10,000           1,000
New Mexico Telecable,
 Inc.                      *New Mexico
Mississippi Telecable,
 Inc.                     *Mississippi


 *   dissolution pending
**   All shares consist of Common Stock and are owned by TCA Cable TV, Inc.

                                Exhibit 10.01(d)
                        Permitted Existing Indebtedness



1. Loan Agreement between NCNB Texas National Bank-Tyler(formerly First Republic Bank Tyler, N.A.), TCA Management Company as Borrower and TCA Cable TV Inc. as Guarantor dated March 1, 1988, as amended
         March 1, 1989, providing for a line of credit of up to $1,000,000.00, due March 1, 1990.

2. Revolving Line of Credit of Southside State Bank, Tyler, Texas, in favor of TCA Management Company providing for a line of credit of up to $1,250,000.00 guaranteed by TCA Cable TV Inc.

3.       Seller Note - Tom Garrett Trust in the approximate amount of
         $275,000.00.

4.       Seller Note - Mrs. Williamson in the approximate amount of $7,500.00.

                      Exhibit 10.02(b) - Credit Agreement
                            Permitted Existing Liens




1.       Seller Note - Tom Garrett Trust in the approximate amount of
         $275,000.00.

2.       Seller Note - Mrs. Williamson in the approximate amount of $7,500.00.

3. State of Texas Tax Lien covering certain assets to be acquired from Cooke Cablevision related to the CATV Systems in Victoria, Texas.